UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

EQUILLIUM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Explanatory Note

We are filing the accompanying revised Proxy Statement on Schedule 14A for the sole purpose of including certain Inline eXtensible Business Reporting Language data tagging, which was inadvertently omitted from the original Proxy Statement. There are no other modifications or updates to any disclosures included in the original Proxy Statement.

EQUILLIUM, INC.

2223 Avenida De La Playa, Suite 105

La Jolla, CA 92037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held On May 21, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of Equillium, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, May 21, 2025, starting at 1:00 p.m. (Pacific Time). The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.proxydocs.com/EQ. A complete list of record stockholders will be available for examination on a reasonably accessible electronic network by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. If you would like to view the list, please email us at ir@equilliumbio.com. The meeting will be held for the following purposes:

1.
To elect the Board’s three nominees for Class I director named as nominees in this Proxy Statement to hold office until the 2028 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal;
2.
To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-20, inclusive, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion;
3.
To ratify the appointment by the Audit Committee of the Board of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
4.
To approve an amendment to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”); and
5.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be held virtually through a live audio webcast. Stockholders of record at the close of business on April 1, 2025 and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live audio webcast by visiting www.proxydocs.com/EQ and entering the Control Number included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log in beginning at 12:45p.m. Pacific Time, on May 21, 2025.

Only stockholders of record at the close of business on April 1, 2025 and their proxy holders may vote at the meeting or any adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to Be Held on May 21, 2025 starting at 1:00 p.m. (Pacific Time) at

www.proxydocs.com/EQ.

The proxy statement and annual report to stockholders are available at www.proxydocs.com/EQ.

Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,

Bruce D. Steel President and Chief Executive Officer La Jolla, California
April 10, 2025

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting.

EQUILLIUM, INC.

2223 Avenida De La Playa, Suite 105

La Jolla, CA 92037

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held On May 21, 2025

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2024 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Equillium, Inc. (the “Company,” “Equillium,” “we,” “us,” or “our”), in connection with our 2025 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about April 10, 2025.

v

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of the Company is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to first mail the Notice and make this Proxy Statement and the form of proxy available to stockholders on or about April 10, 2025.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 21, 2025.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.proxydocs.com/EQ. If you are a stockholder of record, you will be asked to provide the control number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin promptly at 1:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 1, 2025, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.proxydocs.com/EQ and enter the Control Number found next to the label “Control Number” on your Notice or proxy card, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.proxydocs.com/EQ and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?

If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

For the Annual Meeting, how do we ask questions of management and the Board?

Stockholders may submit questions relevant to the proposals to be voted on at the Annual Meeting for approximately five days in advance of the Annual Meeting through www.proxydocs.com/EQ. We plan to spend up to 15 minutes answering appropriate stockholder questions after the proposals are formally presented and prior to the closing of voting at the Annual Meeting and will include as many stockholder questions that comply with the rules of conduct for the Annual Meeting as the allotted time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting and not in compliance with the rules of conduct for the Annual Meeting will not be responded to. Questions may be submitted during the Annual Meeting through www.proxydocs.com/EQ.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 1, 2025 will be entitled to vote at the Annual Meeting. On this record date, there were 35,719,317 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 1, 2025, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to register and attend the Annual Meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or voting by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 1, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice. The paper proxy card you may receive would also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card you may receive with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 11, 2025 and until the day prior to the Annual Meeting, stockholders should email ir@equilliumbio.com.

What am I voting on?

There are four matters scheduled for a vote:

•
Proposal 1: To elect the Board’s three nominees for director named as nominees in this Proxy Statement to serve until the 2028 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal;
•
Proposal 2: Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-20, inclusive, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion;
•
Proposal 3: To ratify the appointment by the Audit Committee of the Board of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•
Proposal 4: Approval of an amendment to our 2018 Plan.

What if another matter is properly brought before the Annual Meeting?

The Board does not know of any other matters to be brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided in the proxy card.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

•
VOTE DURING THE ANNUAL MEETING: To vote during the live audio webcast of the Annual Meeting, you must first register at www.proxydocs.com/EQ. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to submit questions during the meeting. Please be sure to follow instructions found on www.proxydocs.com/EQ or your proxy card and subsequent instructions that will be delivered to you via email. Stockholders will be able to attend the Annual Meeting platform beginning at 12:45 p.m. (Pacific Time) on May 21, 2025, pursuant to the unique access instructions they receive following their registration at www.proxydocs.com/EQ.
•
TO VOTE BY PHONE: To vote over the telephone, dial toll-free 855-680-7102 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from your Notice. Your telephone vote must be received by 1:00 p.m. Pacific Time on May 21, 2025 to be counted.
•
TO VOTE BY INTERNET: You can vote over the Internet at www.proxypush.com/EQ by following the instructions on the Notice or proxy card that may be delivered to you. Your internet vote must be received by 1:00 p.m. Pacific Time on May 21, 2025 to be counted.
•
TO VOTE BY PROXY CARD: To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope we have provided or return it to: Proxy Tabulator for Equillium, Inc., P.O. Box 8016, Cary, North Carolina 27512-9903. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your brokerage firm, bank or other agent, you should have received a voting instruction form with the Notice from that organization rather than from Equillium. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote at the Annual Meeting, you must register at www.proxydocs.com/EQ prior to the deadline of May 20, 2025 at 2:00 p.m. (Pacific Time). You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further instruction will be provided to you as part of your registration process.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 1, 2025.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-20, inclusive, “For” the ratification of the appointment by the Audit Committee of the

Board of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and “For” the approval of an amendment to our 2018 Plan. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposals 1 and 4 are considered to be “non-routine,” meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. Proposals 2 and 3 are each considered to be “routine,” meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2 and 3.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposals 2 and 3 are each considered to be a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on such proposals. Proposals 1 and 4 are considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with such proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

Equillium will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks or other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or more than one set of proxy materials?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
You may grant a subsequent proxy by telephone or through the internet.

•
You may send a timely written notice that you are revoking your proxy to Equillium’s Secretary at 2223 Avenida de la Playa, Suite 105, La Jolla, CA 92037, provided that such notice is received no later than May 20, 2025.
•
You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your brokerage firm, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold Votes, as applicable	Effect of Broker Non- Votes	Board Recommendation

1	Election of Directors named in this Proxy Statement	The nominees receiving the most “For” votes will be elected.	FOR or WITHHOLD	No Effect	No Effect	FOR all nominees

2

Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-20, inclusive, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion

		“For” votes from a majority of the votes cast on this proposal is required for approval.	FOR, AGAINST or ABSTAIN	No Effect	No Effect	FOR

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold Votes, as applicable	Effect of Broker Non- Votes	Board Recommendation

3	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2025	“For” votes from a majority of the shares present virtually or represented by proxy and entitled to vote on the matter is required for approval.	FOR, AGAINST or ABSTAIN	Against	No Effect	FOR

4	Approval of an amendment to our 2018 Plan	“For” votes from a majority of the votes cast on this proposal is required for approval.	FOR, AGAINST or ABSTAIN	No Effect	No Effect	FOR

Who will count the vote?

A representative of Equillium will tabulate the votes and act as inspector of elections.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 35,719,317 shares of common stock outstanding and entitled to vote. Thus, the holders of 17,859,659 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank or other agent) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present virtually at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and annual report to stockholders are available at www.proxydocs.com/EQ.

Why hold a virtual meeting?

We are excited to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that hosting a virtual meeting is in the best interests of the Company and its stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward-looking statements, please refer to the “Risk Factors” in Part I. Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our subsequent periodic reports on Form 10-Q and Form 8-K.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has nine members. There are three Class I directors whose term of office expires in 2025: Stephen Connelly, Ph.D., Bala S. Manian, Ph.D. and Barbara Troupin, M.D. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Dr. Connelly, Dr. Manian and Dr. Troupin are each current directors of the Company, were each elected to the Board at the annual meeting of stockholders in 2022 and were each recommended for reelection to the Board by the Nominating and Corporate Governance Committee of the Board. If elected at the Annual Meeting, each of these nominees would serve until the 2028 Annual Meeting of Stockholders and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. Seven of our then-current directors attended our annual meeting of stockholders in 2024.

Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Dr. Connelly, Dr. Manian and Dr. Troupin. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

Nominees for Election to the Board of Directors

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated the nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating and Corporate Governance Committee also takes into account diversity of background, skills, geography and experience.

The biographies of each of our nominees for election to the Board as Class I directors, and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Class I Director Nominees for Election at the Annual Meeting

Stephen Connelly, Ph.D. Chief Scientific Officer	Director Since: March 2017 Age 43	Committee Memberships: None

Dr. Connelly has served as our Chief Scientific Officer since January 2018 and as a member of our Board since March 2017. Dr. Connelly is a co-founder of Equillium and served as a consultant from March 2017 until January 2018. Dr. Connelly served as a principal at BioMed Ventures, an investment firm owned by BioMed Realty, LP, from March 2016 until March 2017. From March 2014 to March 2016, Dr. Connelly served as the Director of Business Development and Therapeutic Alliances at aTyr Pharma, Inc., a publicly-held biotechnology company. Dr. Connelly has broad experience in conducting novel and innovative research and has published over 30 original scientific papers and patents. Dr. Connelly received a B.S. in Medicinal Chemistry and a Ph.D. in Biological Chemistry from the University of Exeter, United Kingdom, and an M.B.A. from the Rady School at University of California, San Diego.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Dr. Connelly’s scientific and research expertise qualify him to serve on our Board.

Bala S. Manian, Ph.D.	Director Since: May 2017 Age: 79	Committee Memberships: Audit Committee and Compensation Committee

Bala S. Manian, Ph.D. has served as a member of our Board since May 2017. Dr. Manian has served as Chief Executive Officer and on the board of directors of Mojave Bio, Inc., a privately-held biotechnology company, since March 2020. Dr. Manian has served on the board of directors of Vaccinex, Inc., a publicly-held biotechnology company since June 2004, where he serves as a member of the audit committee and as the chair of the nominating and corporate governance committee. Dr. Manian served as Chief Executive Officer and chairman of the board of directors of ReaMatrix, Inc., a privately-held biotechnology company, from 2004 until the company was dissolved in December 2021. Dr. Manian previously served on the board of directors of Syngene International Ltd., a publicly-held contract research and manufacturing organization based in India, from June 2015 to July 2020. Dr. Manian has founded or co-founded a number of companies, including Lumisys Incorporated, a publicly-held medical systems company, Molecular Dynamics, Inc., a publicly-held genetic discovery and analysis company, Biometric Imaging, Inc., a privately-held biotechnology company, Quantum Dot Corporation and SurroMed Inc. Dr. Manian received a B.S. in Physics from Loyola College, Chennai, a postgraduate level Diploma in Instrumentation from the Madras Institute of Technology, Chennai, an M.S. in Applied Optics from the University of Rochester, and a Ph.D. in Mechanical Engineering from Purdue University.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Dr. Manian’s experience in founding, managing, and building companies and scientific and research experience qualify him to serve on our Board.

Barbara Troupin, M.D.	Director Since: February 2022 Age: 57	Committee Memberships: Audit Committee and Nominating and Corporate Governance Committee

Barbara Troupin, M.D., has served as a member of our Board since February 2022. Dr. Troupin has worked as a fractional Chief Medical Officer for Laguna Biotherapeutics Inc. since May 2023, a strategic advisor and advisory board member for Atacana, Inc. since January 2024, a strategic advisor for Terns Pharmaceuticals, Inc. since October 2024, and as a senior clinical advisor and advisory board member for Ilant Health, Inc. since May 2023. She also has been a member of the board of directors at ProSciento, a private equity-backed privately-held clinical research organization, since January 2025. Dr. Troupin was the Senior Vice President, Medical Affairs at MyoKardia, Inc., a publicly-held biopharmaceutical company, from April 2020 until March 2021, where she was responsible for launch preparation in the United States and European Union through the time of MyoKardia’s acquisition by and integration into Bristol Myers Squibb. Prior to joining MyoKardia, Dr. Troupin was the Chief Medical Officer of ERX Pharmaceuticals, a privately-held pharmaceutical company, from December 2018 until December 2019. Prior to that, Dr. Troupin held positions with Aquinox Pharmaceuticals, Inc., a publicly-held pharmaceutical company, as the Chief Medical Officer, Vice President of Clinical Development and Regulatory Affairs between March 2017 and July 2018, and Chief Medical Officer, Vice President of Clinical Development between October 2016 and March 2017. Dr. Troupin received her Doctorate in Medicine from the University of Pennsylvania School of Medicine where she also completed her M.B.A. from the Wharton School of Business, with an emphasis in health care management. She holds a B.A. in Biochemistry and Cell Biology from the University of California San Diego.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Dr. Troupin is qualified to serve on our Board due to her extensive experience leading clinical and medical affairs functions.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Class II Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Peter Colabuono	Director Since: December 2024 Age: 43	Committee Memberships: None

Peter Colabuono has served as a member of our Board since December 2024. Mr. Colabuono has served as a Managing Director at Decheng Capital, an investment firm, since October 2016. Prior to joining Decheng, Mr. Colabuono served as Senior Director, Business Development at Ironwood Pharmaceuticals, Inc., a public commercial biotech company, from September 2015 to October 2016. Mr. Colabuono served as Vice President of Business Development & Managed Care of Silvergate Pharmaceuticals, Inc., a pediatric rare disease company that launched four internally developed and proprietary products, from August 2011 to May 2014. Earlier in his career, Mr. Colabuono served in the Morgan Stanley and Cowen Healthcare Investment Banking groups. Mr. Colabuono currently serves as a member of the board of directors of several privately held biotechnology companies. Previously, Mr. Colabuono served as a member of the board of directors of Checkmate Pharmaceuticals, Inc. (acquired by Regeneron) from August 2019 to May 2022. Mr. Colabuono holds a B.A. in Molecular Biology and Biochemistry from Dartmouth College and is active with the Head & Neck Cancer Alliance.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Mr. Colabuono is qualified to serve on our Board due to his scientific, clinical and biotechnology investing experience.

Charles McDermott	Director Since: September 2018 Age: 53	Committee Memberships: Nominating and Corporate Governance Committee

Charles McDermott has served as a member of our Board since September 2018. Mr. McDermott has served on the board of directors and as President and Chief Executive Officer of Primmune Therapeutics, Inc., a privately-held biotechnology company, since March 2019. Mr. McDermott has served as a Managing Member of McDermott Consulting, LLC since September 2018. From September 2017 to May 2018, Mr. McDermott served as President and Chief Business Officer of Impact Biomedicines, Inc., a privately-held biotechnology company. Prior to that, Mr. McDermott served as President and Chief Business Officer of Kala Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from June 2015 to August 2017. Mr. McDermott currently serves as chairman of the board of directors of Anavo Therapeutics GmbH, a privately-held biotechnology company. Mr. McDermott holds an M.B.A. from the University of San Diego, an M.A. in Molecular, Cellular and Developmental Biology from the University of California at Santa Barbara, a B.S. in Biochemistry and Molecular Biology from the University of California Santa Cruz and a Certificate in Clinical Trial Design and Management from the University of California San Diego Extension.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Mr. McDermott is qualified to serve on our Board due to his biopharmaceutical and executive experience.

Bruce D. Steel President and Chief Executive Officer	Director Since: March 2017 Age: 58	Committee Memberships: None

Mr. Steel has served as our President and Chief Executive Officer since January 2020 and as a member of our board of directors since March 2017. He served as our President and Chief Business Officer from June 2018 through December 2019. Mr. Steel is a co-founder of Equillium. Mr. Steel is the founder and has served as the Managing Director of BioMed Ventures, an investment firm owned by BioMed Realty, LP, since 2010. From 2008 to 2010, Mr. Steel served as the Chief Business Officer at Anaphore, Inc., a privately-held pharmaceutical company. Mr. Steel received his B.A. degree from Dartmouth College and M.B.A. degree from the Marshall School of Business at the University of Southern California, and he holds the designation of Chartered Financial Analyst.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Mr. Steel is qualified to serve on our Board due to his experience in founding, managing and building companies and investment experience.

Class III Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Daniel M. Bradbury Executive Chairman	Director Since: March 2017 Age: 63	Committee Memberships: None

Mr. Bradbury has served as the Executive Chairman of our Board since January 2020 and has been a member of our Board since March 2017. He served as our Chief Executive Officer from June 2018 through December 2019. Mr. Bradbury is a co-founder of Equillium and served as our President from March 2017 until June 2018. Mr. Bradbury is the founder and has served as the managing member of BioBrit, LLC (“BioBrit”), a life science consulting and investment firm, since September 2012. Mr. Bradbury served as President, Chief Executive Officer and a director of Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from March 2007 until Amylin’s acquisition by Bristol-Myers Squibb Company in August 2012. Mr. Bradbury has served on the board of directors of Castle Biosciences, Inc since July 2019, where he also serves on the compensation committee and as chairman of the board. He has served on the board of directors of Biocon Biologics Ltd. since January 2019, where he also serves on the audit committee. He has served on the board of directors of Vivani Medical, Inc. since March 2024, where he also serves on the audit committee.

Additionally, Mr. Bradbury serves on the boards of many private companies. Mr. Bradbury previously served on the boards of directors of Intercept Pharmaceuticals, Inc., a publicly-held biotechnology company, from 2016 to 2023; Biocon Ltd., a publicly-held biopharmaceutical company, from 2013 to 2022; Corcept Therapeutics Incorporated, a publicly-held biotechnology company, from 2012 to 2019; Geron Corporation, a publicly-held biotechnology company, from 2012 to 2019; Illumina, Inc., a publicly-held biotechnology company, from 2004 to 2017; and Panacea Acquisition Corporation, a publicly-held special purpose acquisition company, from 2020 to 2021. Mr. Bradbury holds a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Mr. Bradbury’s experience as our former Chief Executive Officer and his other executive and board experience, qualifies him to serve as a member of our Board.

Martha J. Demski	Director Since: September 2018 Age: 72	Committee Memberships: Audit Committee and Compensation Committee

Martha J. Demski has served as a member of our Board since September 2018. Ms. Demski currently serves on the board of directors, as lead director of the Board, and as a member of the audit committee of the board of directors of Chimerix, Inc., a publicly-held biopharmaceutical company, where she has served on the board since 2005. In August 2023 she joined the board of directors and as chair of the audit committee and a member of the compensation committee of Alpha Teknova Inc., a publicly-held biotechnology company. She previously served on the board of directors and as chair of the audit committee and member of the compensation committee of ADMA Biologics, Inc. from June 2020 to June 2023, Adamas Pharmaceuticals, Inc. from March 2014 to November 2021, and Neothetics, Inc. from July 2014 to January 2018, each a publicly-held biopharmaceutical company. Ms. Demski is a National Association of Corporate Directors Board Governance Fellow. In 2017, she received the Director of the Year in Corporate Governance award by the Corporate Directors Forum. Additionally, Ms. Demski has over 13 years of banking experience with Bank of America. Ms. Demski earned a B.A. from Michigan State University and an M.B.A. from The University of Chicago Booth School of Business with concentrations in accounting and finance.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Ms. Demski is qualified to serve on our Board due to her more than 30 years’ experience in the fields of finance and biotechnology as well as her experience as a member of various boards of directors.

Mark Pruzanski, M.D.	Director Since: September 2018 Age 57	Committee Memberships: Compensation Committee and Nominating and Corporate Governance Committee

Mark Pruzanski, M.D., has served as a member of our Board since September 2018. Dr. Pruzanski is a physician and entrepreneur with more than 30 years of experience in the life sciences sector. Most recently, he served from September 2021 to August 2023, as a member of the board and from April 2022 to September 2023 as Chief Executive Officer of Versanis Bio, a clinical-stage biotechnology company, where he spearheaded the development of novel therapies for obesity and other cardiometabolic diseases until the company’s acquisition in 2023 by Eli Lilly and Company. Dr. Pruzanski was also a co-founder and member of the board of directors of Intercept Pharmaceuticals, Inc., a publicly-held biopharmaceutical company where he served as President and Chief Executive Officer from September 2002 until January 2021. Prior to co-founding Intercept, Dr. Pruzanski was a venture partner at Apple Tree Partners, an early-stage life sciences venture capital firm that he co-founded, and an entrepreneur-in-residence at Oak Investment Partners, a venture capital firm. Dr. Pruzanski is a co- author of a number of scientific publications and is named as an inventor on several patents. Additionally, Dr. Pruzanski currently serves on the boards of multiple private companies, the Emerging Companies Section of the Biotechnology Innovation Organization (BIO), a biotechnology-focused trade association, and the Foundation for Defense of Democracies, a non-profit policy institute focusing on foreign policy and national security. Dr. Pruzanski received his M.D. from McMaster University in Hamilton, Canada, a M.A. degree in International Affairs from the Johns Hopkins University School of Advanced International Studies in Bologna, Italy and Washington, D.C., and a bachelor’s degree from McGill University in Montreal, Canada.

Skills and Qualifications

Our Nominating and Corporate Governance Committee and Board believe that Dr. Pruzanski is qualified to serve on our Board due to his experience in founding, managing and building life sciences companies as well as his venture capital experience.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of such director’s family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following five currently serving directors are independent directors as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules: Ms. Demski, Dr. Manian, Mr. McDermott, Dr. Pruzanski and Dr. Troupin. In addition, the Board affirmatively determined that Yu (Katherine) Xu, Ph.D., a member of our Board from February 2021 to December 2024, was independent during her term. In making these determinations, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Bradbury, Dr. Connelly and Mr. Steel are not considered independent because of their current employment with us, and the Board has preliminarily determined that, in light of Mr. Colabuono’s affiliation with Decheng Capital Management III (Cayman) LLC (with its affiliates and affiliated funds, “Decheng”), a beneficial owner of more than 5% of our common stock, and our recent acquisition of Ariagen, Inc. (“Ariagen”), which was more than 92% owned by Decheng, Mr. Colabuono would not be considered independent.

Board Leadership Structure

Our Board is currently chaired by our Executive Chairman, Mr. Bradbury. In January 2020, Mr. Bradbury transitioned from his prior role of Chief Executive Officer to Executive Chairman of our Board of Directors. With Mr. Bradbury’s extensive history with and knowledge of our company, we believe his role as our Executive Chairman facilitates a regular flow of information between the Board and management and ensures that they both act with a common purpose. Our Board does not have a lead independent director.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board met six times and acted by unanimous written consent three times during 2024. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during 2024.

Executive Sessions

Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the end of each regular Board meeting and at the end of each committee meeting and as frequently as such independent directors deem appropriate. A director designated at each executive session by the non-management or independent directors, as applicable, presides at the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD of Directors

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for fiscal year 2024 for each of these committees of the Board:

Name	Audit		Compensation		Nominating and Corporate Governance
Peter Colabuono(1)
Martha J. Demski	x	*	x
Bala S. Manian, Ph.D.	x		x	*
Charles McDermott					x	*
Mark Pruzanski, M.D.			x		x
Barbara Troupin, M.D.(2)	x				x
Yu (Katherine) Xu, Ph.D.(3)
Total meetings in 2024	8		4		3

* Committee Chairperson

(1)
Mr. Colabuono was appointed as a member of the Board in December 2024.
(2)
Dr. Troupin was appointed as a member of the Audit Committee in December 2024.
(3)
Dr. Xu served as a member of the Board and as a member of the Audit Committee until December 2024.

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•
monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•
reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•
preparing the report that the SEC requires in our annual proxy statement;
•
reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;
•
reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;
•
reviewing, on a periodic basis, our investment policy; and
•
reviewing and evaluating, on an annual basis, the performance of the Audit Committee and the Audit Committee charter.

The Audit Committee is composed of three directors: Ms. Demski (chair), Dr. Manian and Dr. Troupin. The Audit Committee met eight times during the 2024 fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act).

The Board has also determined that Ms. Demski qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Demski’s level of knowledge and experience based on a number of factors, including her formal education, prior experience, business acumen and independence.

Compensation Committee

The Compensation Committee of the Board is composed of three directors: Dr. Manian (chair), Ms. Demski and Dr. Pruzanski. Our Board has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq independence requirements. The Compensation Committee met four times during the 2024 fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Compensation Committee acts on behalf of the Board to review, adopt or recommend to the Board for adoption, and oversee our compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:

•
reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;
•
reviewing, determining and approving (or, if it deems appropriate, making recommendations to the full Board for review and approval of) the compensation and other terms of employment of our executive officers;
•
reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•
reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•
reviewing, determining and approving (or, if it deems appropriate, making recommendations to the full Board for review and approval of) the type and amount of compensation to be paid or awarded to our non-employee board members;
•
establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;
•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisers as required by Section 10C of the Exchange Act;
•
administering our equity incentive plans;
•
establishing policies with respect to equity compensation arrangements;
•
reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•
reviewing, determining and approving (or, if it deems appropriate, making recommendations to the full Board for review and approval) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•
preparing the report that the SEC requires in our annual proxy statement; and
•
reviewing and assessing, on an annual basis, the performance of the Compensation Committee and reviewing the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least three times per year (but in no event less than annually) and with greater frequency, if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information, advice, recommendations or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and our personnel. In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, to the extent required by SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In September 2023, after taking into account the six factors prescribed by the SEC and Nasdaq referenced above, we re-engaged Radford, an Aon Hewitt Company, as our compensation consultant. As part of its engagement, Radford was requested by the Compensation Committee to re-evaluate the peer group of comparative companies and to undertake a market comparison analysis to assist with evaluating our overall compensation philosophy and approach, salary, bonus and equity compensation for our executives, including our named executive officers, for 2024, as well as compensation guidelines for non-executives. Radford developed an updated peer group and related recommendations that were presented to the Compensation Committee for its consideration in evaluating and approving salary, bonus and equity compensation decisions for our named executive officers for 2024 and compensation guidelines for non-executives. The publicly-traded peer companies selected and used as part of Radford’s market compensation analysis for 2024 were: aTyr Pharma, Inc., BioAtla, Inc., Bolt Biotherapeutics, Inc., Cidara Therapeutics, Inc., Corvus Pharmaceuticals, Inc., CytomX Therapeutics, Inc., Eledon Pharmaceuticals, Inc., Evelo Biosciences, Inc., Gritstone bio, Inc., Immunic, Inc., Kezar Life Sciences, Inc., Longboard Pharmaceuticals, Inc., Mustang Bio, Inc., Oncternal Therapeutics, Inc., Pieris Pharmaceuticals, Inc., Inc., Regulus Therapeutics Inc., Soleno Therapeutics, Inc., Unity Biotechnology, Inc., Viracta Therapeutics, Inc. and Xilio Therapeutics, Inc.

The Compensation Committee holds one or more meetings at the end of the year and/or during the first quarter of the year to discuss and approve (or make recommendations to the Board for approval, as applicable) annual compensation adjustments, annual bonuses, annual equity awards, and new corporate performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and new hire equity grants for executives and non-executives, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for us.

The Nominating and Corporate Governance Committee is composed of three directors: Mr. McDermott (chair), Dr. Pruzanski and Dr. Troupin. All of the members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times during the 2024 fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The functions of this committee include, among other things:

•
identifying, reviewing and evaluating candidates to serve on our Board, consistent with criteria approved by our Board;
•
determining the minimum qualifications for service on our Board;
•
evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;
•
evaluating, nominating and recommending individuals for membership on our Board;
•
evaluating nominations by stockholders of candidates for election to our Board;
•
considering and assessing the independence of members of our Board;
•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;
•
considering questions of possible conflicts of interest of directors as such questions arise; and
•
reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity of skills and such other factors as it deems appropriate, given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects candidates for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, California 92037, Attn: Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of our stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Diversity

Our Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a diversity of viewpoints, background and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the Boardroom.

We believe that our current directors possess diverse professional experiences, skills and backgrounds, in addition to, among other characteristics, high standards of personal and professional ethics and valuable knowledge of our business and our industry.

Board’s Oversight of Strategy

Our Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities and trends, the company’s strengths, weaknesses, opportunities and threats, external changes affecting the company and industry and competitive developments. This also includes aspects of our environmental, social and governance (“ESG”) initiatives that relate to our strategy. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at Board meetings and, when relevant, at Committee meetings. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the Chief Executive Officer and our Executive Chairman on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.

Cybersecurity and Data Privacy Oversight

Our Board addresses the company’s cybersecurity risk management as part of its general oversight function. The Audit Committee is responsible for reviewing the company’s guidelines and policies with respect to risk assessment and risk management, including those related to assessment and mitigation of risks from cybersecurity threats.

Our cybersecurity risk assessment and management processes are implemented and maintained by certain company management, including our Head of IT, who holds a Microsoft Certification, and our Chief Operating Officer, who earned a Cybersecurity for Directors certificate from the Corporate Governance Institute.

Management is also responsible for hiring appropriate personnel, helping to integrate cybersecurity risk considerations into the company’s overall risk management strategy, and communicating key priorities to relevant personnel. The Head of IT and Chief Operating Officer are responsible for helping prepare the company for cybersecurity incidents, approving cybersecurity processes, and reviewing security assessments and other security-related reports.

Our cybersecurity incident response processes are designed to escalate certain cybersecurity incidents to members of management depending on the circumstances and designated risk level, including the Chief Financial Officer, Chief Executive Officer and/or full Executive Leadership Team, who participates in our disclosure controls and procedures. The Head of IT and Chief Operating Officer work with the company’s incident response team to help the company mitigate and remediate cybersecurity incidents of which they are notified. Notifications may be received via automated alerts and reports from electronic system monitoring tools that we have implemented to assist in the protection against phishing, malware, business email compromise, ransomware, and other cyberthreats, or may be submitted directly to our Head of IT from employees who believe they may have received a suspicious threat. In addition, the company’s incident response processes include reporting to the Audit Committee for certain cybersecurity incidents.

The Audit Committee receives periodic reports from the Head of IT and Chief Operating Officer concerning the company’s significant cybersecurity threats and risk and the processes the company has implemented to address them. The Audit Committee also receives summaries or presentations related to the company’s information systems and data and cybersecurity threats, risk and mitigation.

Stockholder Communications with The Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, California 92037. These communications will be reviewed by the Secretary of Equillium who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on its website or in a current report on Form 8-K.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, it is our intent to comply with applicable laws and regulations relating to insider trading.

Hedging and Pledging Policy

Under our insider trading policy, our directors, officers, other employees and consultants may not hedge their ownership of our stock, including but not limited to trading in options, puts, calls, or other derivative instruments related to our stock. Additionally, directors, officers, other employees and consultants may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK

SPLIT OF OUR COMMON STOCK

Background

Our Board of Directors has unanimously approved a series of alternate amendments to our Amended and Restated Certificate of Incorporation, which would:

•
effect a reverse stock split (“Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-2 to 1-for-20, inclusive.

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the Annual Meeting and prior to December 31, 2026. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.

Our stockholders are being asked to approve these proposed amendments pursuant to Proposal 2, and to grant authorization to our Board of Directors to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio.

Should we receive the required stockholder approvals for Proposal 2, our Board of Directors will have the sole authority to elect, at any time on or prior to December 31, 2026 and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our common stock, between and including two (2) and twenty (20), that will be combined into one share of our common stock.

Notwithstanding approval of Proposal 2 by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board of Directors does not implement a Reverse Stock Split on or prior to December 31, 2026, stockholder approval would again be required prior to implementing any Reverse Stock Split.

By approving Proposal 2, our stockholders will: (a) approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock between and including two (2) and twenty (20) could be combined into one share of common stock; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board at its sole option, and to abandon each amendment not selected by the Board. Our Board of Directors may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.

Approval of Reverse Stock Split of our Common Stock (Proposal 2)

Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A.

We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-2 and 1-for-20, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective on the business day following the filing of the Certificate of Amendment with the Secretary of

State of the State of Delaware, or such later time as is chosen by the Board and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split

To maintain our listing on Nasdaq. By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Capital Market. To continue our listing on The Nasdaq Capital Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On December 13, 2024, we were notified by Nasdaq that we do not comply with the $1.00 minimum bid price requirement as our common stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We have a 180 calendar day period, ending on June 11, 2025, within which to regain compliance. To regain compliance, our common stock would have to close at or above the $1.00 minimum bid price for at least 10 consecutive business days or more at the discretion of Nasdaq. If we do not regain compliance by June 11, 2025, we may be eligible for an additional 180 calendar day compliance period if, on the last day of the initial compliance period, we meet the market value of publicly held shares requirement for continued listing as well as all other standards for initial listing of our common stock on The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide Nasdaq written notice of our intention to cure the bid price deficiency during the second compliance period. If we do not indicate our intent to cure the deficiency, or if it appears to Nasdaq that it is not possible for us to cure the deficiency, we will not be eligible for the second compliance period. If we do not regain compliance by the end of such applicable period, Nasdaq will notify us that our common stock will be subject to delisting. In that event, we may appeal the decision to a Nasdaq Listing Qualifications Panel (the “Panel”). In the event of an appeal, our common stock would remain listed on The Nasdaq Capital Market pending a written decision by the Panel following a hearing. In the event that the Panel determines not to continue our listing and we are delisted from The Nasdaq Global Market, our common stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

The Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Capital Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

The Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to, if applicable, regain and maintain compliance with the $1.00 minimum bid price requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our common stock.

To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

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Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.

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Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.
•
Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 2, our Board of Directors may consider, among other things, various factors, such as:

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the historical trading price and trading volume of our common stock;
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the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•
our ability to maintain our listing on The Nasdaq Capital Market;
•
which Reverse Stock Split ratio would result in the least administrative cost to us;
•
prevailing general market and economic conditions; and
•
whether and when our Board of Directors desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price for a sustained period and have the desired effect of regaining and maintaining compliance with Nasdaq Marketplace Rules. We expect that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including

Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications. The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 2 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 2 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 2 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Effects of Reverse Stock Split

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Equillium, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of a Reverse Stock Split will be that:

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depending on the Reverse Stock Split ratio selected by the Board, each two to twenty shares of our common stock owned by a stockholder will be combined into one new share of our common stock;
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no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;
•
the Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock;

•
based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants (if any), which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and
•
the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of April 1, 2025, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000	35,719,317	15,325,073	148,955,610
Post-Reverse Stock Split 1:2	200,000,000	17,859,658	7,662,536	174,477,806
Post-Reverse Stock Split 1:3	200,000,000	11,906,439	5,108,357	182,985,204
Post-Reverse Stock Split 1:4	200,000,000	8,929,829	3,831,268	187,238,903
Post-Reverse Stock Split 1:5	200,000,000	7,143,863	3,065,014	189,791,123
Post-Reverse Stock Split 1:6	200,000,000	5,953,219	2,554,178	191,492,603
Post-Reverse Stock Split 1:7	200,000,000	5,102,759	2,189,296	192,707,945
Post-Reverse Stock Split 1:8	200,000,000	4,464,914	1,915,634	193,619,452
Post-Reverse Stock Split 1:9	200,000,000	3,968,813	1,702,785	194,328,402
Post-Reverse Stock Split 1:10	200,000,000	3,571,931	1,532,507	194,895,562
Post-Reverse Stock Split 1:11	200,000,000	3,247,210	1,393,188	195,359,602
Post-Reverse Stock Split 1:12	200,000,000	2,976,609	1,277,089	195,746,302
Post-Reverse Stock Split 1:13	200,000,000	2,747,639	1,178,851	196,073,510
Post-Reverse Stock Split 1:14	200,000,000	2,551,379	1,094,648	196,353,973
Post-Reverse Stock Split 1:15	200,000,000	2,381,287	1,021,671	196,597,042
Post-Reverse Stock Split 1:16	200,000,000	2,232,457	957,817	196,809,726
Post-Reverse Stock Split 1:17	200,000,000	2,101,136	901,474	196,997,390
Post-Reverse Stock Split 1:18	200,000,000	1,984,406	851,392	197,164,202
Post-Reverse Stock Split 1:19	200,000,000	1,879,964	806,582	197,313,454
Post-Reverse Stock Split 1:20	200,000,000	1,785,965	766,253	197,447,782

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “EQ” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern Time, on the business day following the filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal 2 as the Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern Time, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a fewer number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal 2.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, Equillium will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of April 1, 2025, there were 44 stockholders of record of our common stock. Upon stockholder approval of this Proposal 2, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held 5 shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-10, then such stockholder would cease to be a stockholder of Equillium following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of April 1, 2025, and assuming a Reverse Stock Split ratio of 1-for-20, we do not expect that cashing out fractional stockholders will reduce the number of stockholders of record. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

If this Proposal 2 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 2 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Equillium or its exchange agent, as soon as practicable after the Effective Date. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after any Reverse Stock Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split.

Material U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to stockholders that hold their shares of common stock as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. This summary, except for the discussion under “Information Reporting and Backup Withholding” below, is limited to stockholders who are U.S. Holders (as defined below).

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not treated as U.S. Holders for U.S. federal income tax purposes; or (xiii) certain former citizens or long-term residents of the United States.

In addition, this summary does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; (d) the Medicare contribution tax on net investment income, or (e) tax consequences to holders of options, warrants or similar rights to acquire our common stock. No ruling from the Internal Revenue Service (the “IRS”), or opinion of counsel, has been or will be requested in connection with the Reverse Stock Split. Stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion.

Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

•
an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

Taxation of U.S. Holders

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a U.S. Holder should not recognize gain or loss as a result of the Reverse Stock Split. With respect to any U.S. Holder who receives solely a reduced number of shares of common stock (i.e., no cash in lieu of a fractional share) as a result of the Reverse Stock Split, such U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered, and such U.S. Holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss generally should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code. Such U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in is old shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged.

Information Reporting and Backup Withholding

Stockholders may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split to them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF A REVERSE STOCK SPLIT AS SET FORTH IN PROPOSAL 2.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting and recommended that stockholders ratify such selection. KPMG has audited our financial statements since 2018. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us by KPMG for the fiscal years ended December 31, 2024 and 2023:

	Fiscal Year Ended December 31, 2024	Fiscal Year Ended December 31, 2023
Audit Fees (1)	$530,000	$513,250
Audit Related Fees	—	—
Tax Fees (2)	—	100,429
All Other Fees	—	—
Total Fees	$530,000	$613,679

(1)
Audit fees consist of fees associated with the annual audit, reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q and review of registration statements and related issuances of consents.
(2)
Tax fees consist of tax consultations related to the preparation of an Internal Revenue Code Section 382 study and our transaction with Ono Pharmaceutical Co., Ltd.

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of our 2024 financial statements, we entered into an engagement agreement with KPMG that sets forth the terms by which KPMG will perform audit services for us.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2024 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Martha J. Demski (Chair)

Bala S. Manian, Ph.D.

Barbara Troupin, M.D.

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

proposal 4: Approval of amendment to the Company’s 2018 equity incentive plan

On March 26, 2025, our Board of Directors, upon the recommendation of the Compensation Committee, amended the 2018 Plan, subject to stockholder approval, to increase the aggregate number of shares of common stock authorized for issuance under the 2018 Plan by 1,781,000 shares to an aggregate of 13,722,626 shares. We refer to the 2018 Plan, as so amended, as the “Amended 2018 Plan” throughout this Proxy Statement. References in this Proposal 4 to our Board of Directors include the Compensation Committee of our Board of Directors, where applicable.

A description of the material terms of the Amended 2018 Plan are summarized below. The Amended 2018 Plan contains the following material changes from the 2018 Plan:

•
Increase Share Reserve. Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the Amended 2018 Plan will be 13,722,626 shares, which is an increase of 1,781,000 shares over the current maximum number of shares of our common stock that may be issued under the 2018 Plan.
•
Increase ISO Limit. Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued upon the exercise of incentive stock options under the Amended 2018 Plan will be 27,445,252, which is an increase of 20,755,933 shares over the current maximum under the 2018 Plan.

Approval of the Amended 2018 Plan allows us to continue providing our employees with the opportunity to acquire an ownership interest in the Company through their participation in the Amended 2018 Plan, encouraging them to remain in our service and further aligning their interests with those of our stockholders.

If this Proposal 4 is approved by our stockholders, an additional 1,781,000 shares of our common stock will be available for issuance under the Amended 2018 Plan. As of April 1, 2025 a total of 925,169 shares of our common stock remained available for issuance under the Amended 2018 Plan. As of April 1, 2025, a total of 35,719,317 shares of our common stock were outstanding.

Equity Awards Are an Integral Component of Our Compensation Program

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for our employees, directors, and consultants. Approval of the Amended 2018 Plan will allow us to continue to grant equity awards at levels we determine to be appropriate in order to secure and retain the services of employees, directors, and consultants and to provide incentives for such persons to exert maximum efforts for the Company’s success and ultimately increase stockholder value. The Amended 2018 Plan allows the Company to use a broad array of equity incentives, with flexibility in designing such incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards.

The following table provides certain additional information regarding our use of equity awards as of April 1, 2025:

As of April 1, 2025 (Record Date)
Total number of shares of Common Stock subject to outstanding stock options	10,164,266
Weighted-average exercise price of outstanding stock options	$0.83
Weighted-average remaining term in years of outstanding stock options	7.07 years
Total number of shares of Common Stock subject to outstanding full value awards	-
Total number of shares of Common Stock available for grant under the 2018 Plan	925,169
Total number of shares of Common Stock available for grant under other equity incentive plans (1)	2,869,497
Total number of shares of Common Stock subject to outstanding warrants	1,366,141
Weighted-average exercise price of outstanding warrants	$13.40
Total number of shares of Common Stock outstanding	35,719,317
Per-share closing price of Common Stock as reported on the Nasdaq Stock Market LLC	$0.51

(1)
As of April 1, 2025, there were no shares of common stock available for grant under any of our equity incentive plans, other than our 2024 Inducement Plan ("Inducement Plan") and our 2018 Employee Stock Purchase Plan ("ESPP"), as described in this table.

The Size of Our Share Reserve Request Is Reasonable

If this Proposal 4 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, an additional 1,781,000 shares of our common stock will be available for issuance under the Amended 2018 Plan. In addition, as further described below under the section entitled “—Description of the Amended 2018 Plan—Authorized Shares,” the share reserve is subject to annual increases each January 1 ending on (and including) on January 1, 2028 of up to 5% of shares of our common stock outstanding (or a lesser number determined by our Board of Directors).

Our Board of Directors believes this pool size is necessary to provide sufficient reserved shares for a level of grants that will attract, retain, and motivate employees and other participants.

We Manage Our Equity Incentive Award Use Carefully

We continue to believe that equity awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

The following table shows our historical dilution and burn rate percentages for fiscal years 2024, 2023 and 2022.

As of December 31,	2024	2023	2022
Full Dilution (1)	21%	18%	15%
Gross Burn Rate (2)	6%	7%	6%

(1)
Full dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(common stock outstanding + shares available for grant + shares subject to outstanding equity incentive awards).
(2)
Gross Burn Rate is calculated as shares subject to equity incentive awards granted/weighted average common shares outstanding.

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2024, 2023, and 2022.

Fiscal Year	2024		2023		2022
Total number of shares of common stock subject to stock options granted	2,260,700	(1)	2,446,300	(2)	2,169,800	(2)
Total number of shares of common stock subject to full value awards granted	-		-		-
Weighted-average number of shares of Common Stock outstanding	35,347,641		34,726,384		33,727,945
Gross Burn Rate	6%		7%		6%

(1)
Includes (i) 2,233,500 shares of common stock subject to stock options granted pursuant to the 2018 Plan and (ii) 27,200 shares of common stock subject to stock options granted pursuant to the Inducement Plan.
(2)
Includes shares of common stock subject to stock options granted pursuant to the 2018 Plan.

The approval of the Amended 2018 Plan will allow us to continue to grant equity awards at levels determined appropriate by our Board of Directors or its delegate. The Amended 2018 Plan allows us to use multiple types of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long-term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.

Description of the Amended 2018 Plan

A summary description of the material features of the Amended 2018 Plan is set forth below. The following summary does not purport to be a complete description of all of the provisions of the Amended 2018 Plan and is qualified by reference to the Amended 2018 Plan, the form of which is attached to this Proxy Statement as Appendix B and incorporated by reference in its entirety. Stockholders should refer to the Amended 2018 Plan for more complete and detailed information about the terms and conditions of the Amended 2018 Plan.

Eligibility

Any individual who is an employee of us or any of our affiliates, or any person who provides services to us or our affiliates, including members of our Board of Directors, is eligible to receive awards under the Amended 2018 Plan at the discretion of the plan administrator.

As of April 1, 2025, we (including our affiliates) had 27 employees, nine directors and approximately 25 consultants.

Awards

The Amended 2018 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock and cash awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares

Subject to adjustments for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the Amended 2018 Plan is 13,722,626 shares, which is the sum of: (i) 1,781,000 shares that are subject to approval by our stockholders under this Proposal 4; (ii) 1,040,000 shares initially reserved under the 2018 Plan, (iii) 333,119 shares that remained available for the grant of new awards under the Equillium, Inc. 2017 Equity Incentive Plan (the “2017 Plan”) at the time the 2018 Plan was initially approved; (iv) 9,711,853 shares that were added pursuant to the annual automatic share increase on January 1st of the years 2019 through 2025 (as described below), and (v) 856,654 shares of our common stock subject to outstanding stock awards granted under our 2017 Plan that, on or after on or after the 2018 Plan becomes effective, expire or otherwise terminate prior to exercise or settlement; are not issued because the stock award is settled in cash; are forfeited or repurchased because of the failure to vest; or are reacquired or withheld to satisfy a tax withholding obligation or the purchase or exercise price, if any, as such shares become available from time to time. In addition, the number of shares of our common stock reserved for issuance under our Amended 2018 Plan will automatically increase on January 1 of each year, starting on January 1, 2026, through and including January 1, 2028, in an amount equal to (1) 5% of the total number of shares of our capital stock outstanding on the last day of the preceding calendar year, or (2) a lesser number of shares of our common stock determined by our Board of Directors prior to the date of the increase. Contingent upon approval of this Proposal 4, the maximum number of shares that may be issued upon the exercise of ISOs under our Amended 2018 Plan is 27,445,252 shares.

Shares subject to awards granted under the Amended 2018 Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the Amended 2018 Plan. Shares withheld under an award to satisfy the exercise, strike or purchase price of an award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the Amended 2018 Plan. If any shares of our common stock issued pursuant to an award are forfeited back to or repurchased or reacquired by us for any reason, including (i) because of the failure to vest, (ii) to satisfy the exercise, strike or purchase price or (iii) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited, repurchased or reacquired will revert to and again become available for issuance under the Amended 2018 Plan.

Non-Employee Director Compensation Limit

The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (i) $350,000 in total value or (ii) if such non-employee director is first appointed or elected to our Board of Directors during such calendar year, $550,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes and excluding distributions from a deferred compensation program.

Plan Administration

The Amended 2018 Plan will be administered by our Board of Directors, which may in turn delegate some or all of the administration of the Amended 2018 Plan to a committee or committees composed of members of our Board of Directors. The Board of Directors may also delegate to one or more of the Company’s officers the authority to (i) designate employees (other than officers) to receive specified stock awards and (ii) determine the number of shares subject to such stock awards. Our Board of Directors has delegated concurrent authority to administer the Amended 2018 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board of Directors and Compensation Committee are each considered to be a “plan administrator” for purposes of this Proposal 4.

Subject to the terms of the Amended 2018 Plan, the plan administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2018 Plan, including the period of their exercisability and vesting. The plan administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the plan administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2018 Plan. Under the Amended 2018 Plan, our plan administrator also generally has the authority to effect, without the approval of stockholders but with the consent of any participant whose award is adversely affected by such action, (i) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (ii) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options

ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Amended 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our common stock on the date of grant. Options granted under the Amended 2018 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the Amended 2018 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of our common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of our common stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO or (v) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument.

Tax Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards

Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of our common stock, a combination of cash and shares of our common stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law, including but not limited to, cash, check, bank draft or money order, or services rendered to us. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of our common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights

Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of a share of our common stock on the date of grant. A stock appreciation right granted under the Amended 2018 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of our common stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the Amended 2018 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards

The Amended 2018 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.

Our Board of Directors is authorized at any time in its sole discretion, to adjust or modify the calculation of a performance goal for such performance period in order to prevent the dilution or enlargement of the rights of participants: (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting us, or our financial statements in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (3) in view of the Board’s assessment of our business strategy of, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows:(a) to exclude the dilutive effects of acquisitions or joint ventures; (b) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (c) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the Board of Directors is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Board. In addition, our Board of Directors may establish or provide for other adjustment items in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established. In addition, our Board of Directors may establish or provide for other adjustment items in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established.

Other Awards

The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the Amended 2018 Plan, (ii) the class of shares used to determine the number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs, (iv) the class and number of maximum number of shares that may be awarded to a non-employee director pursuant to the non-employee director limitation under the plan and (v) the class and number of shares and the price per share of stock subject to outstanding stock awards.

Corporate Transaction and Change in Control

The following applies to awards under the Amended 2018 Plan in the event of a corporate transaction (as defined in the Amended 2018 Plan and described below) or a change in control (as defined in the Amended 2018 Plan and described below), unless otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant. For purposes of this Proposal 4, the term “Transaction” will mean a corporate transaction or change in control.

In the event of a Transaction, the Board of Directors may take one or more of the following actions with respect to outstanding awards, contingent upon the closing or completion of the Transaction:

•
arrange for the assumption, continuation or substitution of a stock award by a successor corporation;
•
arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;
•
accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the Transaction;
•
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•
cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the Transaction, in exchange for a cash payment, if any; or

•
make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the Transaction, over (B) any exercise price payable by the participant in connection with the exercise.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the Amended 2018 Plan, a corporate transaction is generally defined as the consummation of: (1) a sale or other disposition of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Under the Amended 2018 Plan, a change in control is generally defined as: (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (2) a consummated merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (3) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (4) when a majority of our Board of Directors becomes comprised of individuals who were not serving on our Board of Directors on the date the 2018 Plan was adopted by the Board of Directors (the “incumbent board”), or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office; or (5) our stockholders approve, or our Board of Directors approves, a plan of complete dissolution or liquidation, or our complete dissolution or liquidation will otherwise occur, except for a liquidation into a parent corporation.

Plan Amendment or Termination

Our Board of Directors has the authority to amend, suspend, or terminate the Amended 2018 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require stockholder approval. No ISOs may be granted after the tenth anniversary of the date our Board of Directors first approved the 2018 Plan. No awards may be granted under the Amended 2018 Plan while it is suspended or after it is terminated.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and us with respect to participation in the Amended 2018 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on such participant’s particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended 2018 Plan. The Amended 2018 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2018 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of (i) the fair market value of the stock received over any amount paid by the recipient in exchange for the stock or (ii) the amount of cash paid to the participant. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, the recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Tax Consequences to the Company

Compensation of Covered Employees

Our ability to obtain a deduction for amounts paid under the Amended 2018 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for U.S. federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1 million.

Golden Parachute Payments

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended 2018 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.

New Plan Benefits under Amended 2018 Plan

The following table sets forth certain information regarding future benefits under the Amended 2018 Plan.

Name and Position	Number of Shares
Bruce D. Steel President and Chief Executive Officer	(1)
Stephen Connelly, Ph.D. Chief Scientific Officer	(1)
Christine Zedelmayer Chief Operating Officer	(1)
All current executive officers as a group	(1)
All current directors who are not executive officers as a group	(2)
All employees, including all current officers who are not executive officers, as a group	(1)

(1)
Awards granted under the Amended 2018 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 Plan, and our Board of Directors and Compensation Committee have not granted any awards under the Amended 2018 Plan subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2018 Plan are not determinable.
(2)
Awards granted under the Amended 2018 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 Plan, and our Board of Directors and Compensation Committee have not granted any awards under the Amended 2018 Plan subject to stockholder approval of this Proposal 4. However, pursuant to our current non-employee director compensation policy, and based on the current composition of our Board of Directors, on the date of each annual meeting of our stockholders, the aggregate number of shares of our common stock subject to awards that will automatically be granted to all of our current directors who are not executive officers as a group will be 120,000 shares (which consists of a stock option to purchase 20,000 shares of our common stock for each of our current non-employee directors), assuming each such individual will be continuing as a non-employee director following such date. On and after the date of the Annual Meeting, any such stock options will be granted under the Amended 2018 Plan if this Proposal 4 is approved by our stockholders. For additional information regarding our current non-employee director compensation policy, please see “Director Compensation” below.

2018 Plan Benefits

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2018 Plan since its original effectiveness and through April 1, 2025 (even if not currently outstanding).

Name and Position	Options
Bruce D. Steel President and Chief Executive Officer	2,150,110
Stephen Connelly, Ph.D. Chief Scientific Officer	990,000
Christine Zedelmayer Chief Operating Officer	890,000
All Current Executive Officers as a Group	5,318,818
All Current Non-Employee Directors as a Group	627,630
All Current Employees as a Group (including all current non-executive officers)	9,001,518
Each Nominee for Director:
Stephen Connelly, Ph.D.	990,000
Bala S. Manian, Ph.D.	137,404
Barbara Troupin, M.D.	80,000
Each Associate of any Director, Executive Officer or Nominee	-
Each Other Current and Former 5% Holder or Future 5% Recipient	-

As of April 1, 2025 the closing sales price of a share of our common stock on the Nasdaq Capital Market was $0.51 .

Registration with the SEC

If this Proposal 4 is approved by our stockholders, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the shares of the Company’s common stock to be registered pursuant to the Amended 2018 Plan, as soon as reasonably practicable following stockholder approval.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” APPROVAL OF THE

EQUILLIUM, INC. 2018 EQUITY INCENTIVE PLAN, AS AMENDED

(PROPOSAL 4)

EXECUTIVE OFFICERS

Daniel M. Bradbury, 63, has served as our Executive Chairman of our Board since January 2020 and has been a member and the chairman of our Board since March 2017. For additional information regarding Mr. Bradbury’s industry experience and education, see above under “Directors Continuing in Office Until the 2027 Annual Meeting.”

Bruce D. Steel, 58, has served as our President and as our Chief Executive Officer since January 2020 and as a member of our Board since March 2017. Mr. Steel served as our President and Chief Business Officer from June 2018 through December 2019. For additional information regarding Mr. Steel’s industry experience and education, see above under “Directors Continuing in Office Until the 2026 Annual Meeting.”

Stephen Connelly, Ph.D., 43, has served as our Chief Scientific Officer since January 2018 and as a member of our Board since March 2017. For additional information regarding Dr. Connelly’s industry experience and education, see above under “Class I Director Nominees for Election at the Annual Meeting.”

Jason A. Keyes, 54, has served as our Chief Financial Officer since March 2018 and also has served as a director of our Australian subsidiary since January 2019. Mr. Keyes currently serves on the board of directors and as the chair of the audit committee of Actuate Therapeutics, Inc., a publicly-held biopharmaceutical company. Mr. Keyes formerly served on the board of directors, including as chair of the audit committee, of Sesen Bio, Inc., a publicly-held biopharmaceutical company, from 2020 to 2023. From January 2013 to February 2018, Mr. Keyes held positions of increasing responsibility at Orexigen Therapeutics, Inc., a publicly-held pharmaceutical company which filed a voluntary petition for Chapter 11 bankruptcy in March 2018, most recently as Executive Vice President and Chief Financial Officer. Mr. Keyes held positions of increasing responsibility at Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from August 2007 until January 2013, most recently as Senior Director of Finance. Earlier in his career, Mr. Keyes held positions of increasing responsibility in finance and corporate strategy at Amgen, Inc., a publicly-held biopharmaceutical company, and at Baxter Healthcare Corporation, a publicly-held healthcare company. Mr. Keyes received his B.S. and M.S. degrees in Civil Engineering from Stanford University and an M.B.A. from the Anderson School at the University of California, Los Angeles. Mr. Keyes has tendered his resignation from all positions with us and our subsidiaries, effective as of April 25, 2025, to pursue other interests.

Christine Zedelmayer, 55, has served as our Chief Operating Officer since January 2020. Ms. Zedelmayer served as our Vice President of Operations from February 2018 through December 2019. Ms. Zedelmayer currently serves as a strategic advisor to the Office of Economic Development at the University of Nevada, Las Vegas. Ms. Zedelmayer owns and was previously principal consultant at Centerra Consulting, LLC, a project management and investor relations consulting firm focused on life sciences, from 2012 to 2018, where she led strategic business development projects for clients and served as head of investor relations for a variety of medical device companies. Prior to Centerra, from 2003 to 2012, Ms. Zedelmayer held a variety of roles at Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, including Senior Director of Alliance Management, where she led the global collaboration with Eli Lilly and as Executive Director of Investor Relations. Earlier in her career, Ms. Zedelmayer held positions of increasing responsibility in engineering and program management at Amgen, Inc., a publicly held biopharmaceutical company, Ligand Pharmaceuticals, a publicly-held pharmaceutical company and at Hybritech, a diagnostics subsidiary of Eli Lilly & Company. Ms. Zedelmayer received her B.S. in Electrical Engineering from San Diego State University and an M.B.A. with Finance emphasis from California Lutheran University.

EXECUTIVE AND DIRECTOR COMPENSATION

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2024 executive compensation program for our named executive officers.

Our named executive officers for the year ended December 31, 2024, which consist of our principal executive officer and our two other most highly compensated executive officers, were:

•
Bruce D. Steel, our President and Chief Executive Officer;
•
Stephen Connelly, Ph.D., our Chief Scientific Officer; and
•
Christine Zedelmayer, our Chief Operating Officer.

Executive Summary

Our business strategy is to develop high-impact, novel therapeutics to treat autoimmune and inflammatory disorders, and by so doing, deliver long-term value for our stockholders. The Compensation Committee believes that it is critical to attract, retain, and incentivize highly skilled executive officers to execute on our business strategy. Accordingly, our executive compensation program is structured to provide a competitive level of base cash compensation, with the opportunity to earn meaningfully more only upon successful performance. This structure motivates our executives to achieve results for our business and value for our stockholders over the long-term because our executives are only paid cash bonuses to the extent we achieve our goals, and only realize value for stock options if our stock price increases over a multi-year period and the executive remains employed with us over that period.

Compensation Committee Role

The Compensation Committee is comprised of independent, non-employee members of the Board of Directors and is responsible for evaluating and determining the compensation paid to the named executive officers. The Compensation Committee retains an independent compensation consultant to assist it in making executive compensation decisions.

For 2024, the Compensation Committee engaged Radford, an Aon Hewitt Company (“Aon”), as its independent compensation consultant. In making 2024 compensation decisions, the Compensation Committee reviewed market data for each named executive officer’s position, compiled by Aon, from the following peer group of companies for 2024:

aTyr Pharma, Inc. (ATYR)	Kezar Life Sciences, Inc. (KZR)
BioAtla, Inc. (BCAB)	Longboard Pharmaceuticals, Inc. (KBPH)
Bolt Biotherapeutics, Inc. (BOLT)	Mustang Bio, Inc. (MBIO)
Cidara Therapeutics, Inc. (CDTX)	Oncternal Therapeutics (ONCT)
Corvus Pharmaceuticals, Inc. (CRVS)	Pieris Pharmaceuticals, Inc. (PIRS)
CytomX Therapeutics, Inc. (CTMX)	Regulus Therapeutics, Inc. (RGLS)
Eledon Pharmaceuticals, Inc. (ELDN)	Soleno Therapeutics, Inc. (SLNO)
Evelo Biosciences, Inc. (EVLO)	Unity Biotechnology, Inc. (UBX)
Gritstone bio, Inc. (GRTS)	Viracta Therapeutics, Inc. (VIRX)
Immunic, Inc. (IMUX)	Xilio Therapeutics, Inc. (XLO)

The 2024 peer group was recommended by Aon and compiled by selecting companies with as many of the following parameters as possible: publicly-traded, pre-commercial stage biopharmaceutical companies, with an emphasis on companies focused on autoimmune and/or immunology therapeutic areas, and a preference for companies located in biotechnology hub locations, in particular San Diego, with market capitalizations under $250 million and headcounts below 150.

2024 Compensation Actions

•
In 2024, we increased base salaries for our named executive officers and maintained the same annual target performance bonus opportunities, as a percentage of base salary, for our named executive officers as applied in 2023. Based on an evaluation in December 2023, our Chief Executive Officer’s 2024 base salary was set below the 25th percentile of our peer group, whereas his at-risk, target performance bonus opportunity was set above the 75th percentile of our peer group, resulting in the total target cash compensation, which includes both salary and target performance bonus opportunity, being generally consistent with the 25th percentile of our peer group.
•
Although the company achieved all of its corporate goals approved by the board for 2024, in an effort to conserve cash, we did not pay performance-based bonuses for 2024 to any of our employees, including our named executive officers.
•
We continued to grant equity awards in the form of stock options to our named executive officers to incentivize and reward for stockholder value creation over the long-term and to retain our executive officers. The quantity of stock options granted to our named executive officers in 2024 was unchanged from the quantity granted in 2023. We believe comparing the annual quantity of options granted is a more informative basis than grant date fair value, which is impacted by stock price volatility and our stock option repricing that was executed in 2023.

•
We structured 55% of our Chief Executive Officer’s target compensation and approximately 38% of the average of our other two named executive officers’ target compensation as variable or at-risk pay, consisting of an annual cash performance bonus and equity awards that provide payout only if we achieve our corporate goals and our stock appreciates over the long-term. “Target compensation” or “target pay” consists of base salary, target performance bonus opportunity and equity awards granted in 2024, based on the grant date fair value as reported in the Summary Compensation Table.

Chief Executive Officer’s Realizable Compensation

The Compensation Committee believes that given the significant proportion that variable or “at-risk” pay represents of our executives’ total compensation program, realizable pay is an important measure to review in analyzing the alignment between our executive compensation program and our business/stock price performance. Compensation that is actually realizable by our Chief Executive Officer helps our Compensation Committee, Board of Directors and investors understand the sensitivity of our compensation program to our actual financial and stock performance and illustrates the alignment of our compensation program with stockholder interests. Our Chief Executive Officer’s 2024 realizable pay was 31% lower than his total compensation reported in the Summary Compensation Table.

The chart below shows our indexed total stockholder return (“TSR”) over the past two years, with both the total reported compensation of our Chief Executive Officer as well as the Chief Executive Officer’s “realizable” pay, which reflects base salary and annual performance-bonus earned and values equity awards granted during the year using their intrinsic value as of the end of each fiscal year (whether or not vested and exercisable). Intrinsic value is the number of shares subject to an outstanding equity award, multiplied by the stock price at the end of the year and, in the case of stock options, reduced by the exercise price required to purchase such shares. Intrinsic value differs from the value reported in the Summary Compensation Table, in that intrinsic value represents the value that could be received by the award recipient (and for these purposes, ignoring vesting schedules), whereas the value as required to be reported in the Summary Compensation Table represents the grant date fair value for accounting purposes, regardless of subsequent events affecting the share price. Indexed TSR is the return associated with a hypothetical $100 investment in our stock at the beginning of the relevant period.

While the Compensation Committee recognizes that TSR is not the sole measure of our performance, we are mindful that TSR is important to our stockholders and a common measure used by institutional investors in assessing the alignment between pay and performance. We recognize there are a variety of ways to measure pay-for-performance alignment, and multiple measurements are often appropriate. Realizable pay, and as compared to TSR described in this section, supplements, and is not a substitute for the information contained in the Pay Versus Performance disclosure below. We present the alignment of Chief Executive Officer compensation with our performance in the manner described in this section because we believe this is helpful to demonstrate how our Compensation Committee aligns pay with performance.

Our Executive Compensation Practices

What We Do	What We Don’t Do
Pay for performance - structure a substantial portion of pay to be “at risk” and based on Company performance	No agreements providing for excise tax or other gross ups
Bonuses are dependent on meeting corporate objectives	No single trigger change in control benefits
Maintain a clawback policy	No fringe benefits or perquisites that are not available to all employees
Seek and value stockholder feedback on compensation practices	No hedging or pledging of Company stock
Retain independent compensation consultant	No guaranteed bonuses or base salary increases

Summary Compensation Table

The following table shows the compensation earned by our named executive officers for the fiscal years ended December 31, 2024 and 2023.

Name and principal position	Year	Salary ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Total ($)
Bruce D. Steel	2024	471,340	213,052	—	648,392
President and Chief Executive Officer	2023	455,400	568,343	324,472	1,348,215
Stephen Connelly, Ph.D.	2024	428,490	90,937	—	519,427
Chief Scientific Officer	2023	414,000	255,934	157,320	827,254
Christine Zedelmayer	2024	415,300	90,937	—	506,237
Chief Operating Officer	2023	401,250	231,781	152,475	785,506

(1)
In accordance with SEC rules, amounts shown in this column reflect the aggregate grant date fair value of the stock option awards computed in accordance with Financial Accounting Standard Board (“FASB”), Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts are described in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

Compensation Program Overview

Our compensation program for executive officers is designed to encourage our management team to achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus opportunity and long-term equity-based incentives.

Annual Base Salary

The base salaries of all of our named executive officers are reviewed from time to time and adjusted when our Board of Directors or Compensation Committee determines an adjustment is appropriate. The 2024 annual base salaries for our named executive officers are provided below.

Name	2023 Base Salary ($)	2024 Base Salary ($)
Bruce D. Steel	455,400	471,340
Stephen Connelly, Ph.D.	414,000	428,490
Christine Zedelmayer	401,250	415,300

Non-Equity Incentive Plan Compensation

In keeping with our pay-for-performance philosophy, the annual performance-based bonus that can be earned by each named executive officer is variable and at risk due to its dependency on the performance of the company as well as the company’s overall financial condition. Prior to the start of each calendar year, the Chief Executive Officer develops, with input from our named executive officers and the rest of the executive leadership team, our annual corporate goals, including recommended weightings for each goal. The weighting for each corporate goal depends on its importance and business value for the company and our stockholders. In addition, there may be certain upside goals such that the total goal achievement could be greater than 100% of target. The Chief Executive Officer submits the corporate goals and recommended weightings to the Compensation Committee and the Board for their review and approval. The Compensation Committee and Board review the corporate goals and weightings and may modify them as they deem appropriate prior to approval.

At the end of the year, the Compensation Committee assesses the extent to which each annual corporate goal has been attained, including, in its discretion, considering additional achievements by the Company not originally set forth in the annual corporate goals. Once so determined, the Compensation Committee then determines payouts against each named executive officer’s target bonus.

The Compensation Committee sets the target bonus opportunity for a new year at the end of the prior year, based primarily on benchmark data provided by Radford, including target bonus percentages and total cash compensation of similar positions at our peer companies, and considering the totality of compensation to potentially be provided to our named executive officers. The target bonus opportunity as a percentage of 2024 base salary for each of our named executive officers was as follows:

Name	2024 Target Bonus (% of annual base salary)
Bruce D. Steel	75%
Stephen Connelly, Ph.D.	40%
Christine Zedelmayer	40%

The target bonus percentages for our named executive officers did not change in 2024 compared to 2023.

Our corporate goals for 2024, the weighting of each goal, and achievement against such goal, as determined by our Compensation Committee in March 2025, were as follows:

2024 Corporate Goals	Weighting	Highlights of Company Performance	Achieved?	Total
Deliver interim data from EQUATOR to Ono for 100 patients for itolizumab option decision	50%	Interim data delivered to Ono in August 2024 highlighting the data monitoring committee’s recommendation to continue the study as planned	Yes	50%
Deliver final data package from EQUALISE to Ono for itolizumab option decision	20%	Data package delivered to Ono in March 2024 highlighting itolizumab’s clinically meaningful responses in highly proteinuric subjects and favorable safety profile	Yes	20%
Announce topline data from Alopecia Areata study	10%	Topline data announced in June 2024 highlighting positive efficacy signal and favorable safety profile	Yes	10%
Complete in vitro characterization and in vivo efficacy assessment of EQ302 by the end of the second quarter	5%	Completed on time with positive results	Yes	5%
Identify formulations of EQ302.	5%	Identified formulations for further development to outperform current benchmark	Yes	5%
Achievement of one of the following goals:	10%	Completed acquisition of Ariagen in the fourth quarter of 2024	Yes	10%

2024 Corporate Goals	Weighting	Highlights of Company Performance	Achieved?	Total
1. In-license or acquire additional clinical or clinic-ready asset; or 2. Complete strategic outbound transaction that funds development of one of our programs through proof-of-concept.
TOTAL GOAL ACHIEVEMENT				100%

Based on the company’s performance across all of its goals in 2024 as summarized above, the Compensation Committee determined that 100% of the corporate goals had been achieved in 2024. However, based on the company’s cash position, management proposed, and the Compensation Committee agreed, to refrain from paying any 2024 performance-based bonuses in an effort to conserve cash. As a result, Mr. Steel, Dr. Connelly, and Ms. Zedelmayer did not receive any cash bonus payments related to the company’s achievement of its corporate goals in 2024.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our named executive officers. For example, the 10.4% ownership of our common stock outstanding by our Chief Executive Officer at the end of 2024 was significantly higher than our peer group with a mean of approximately 5.1%, which demonstrates a relatively high alignment between our Chief Executive Officer and the interests of our stockholders. The Board and Compensation Committee are responsible for approving equity grants.

We have historically granted stock options as a long-term compensation incentive vehicle for our named executive officers. However, we may grant equity awards at such times as our Board and/or Compensation Committee determines appropriate. Other than our founders, our executive officers generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment.

Prior to our initial public offering in October 2018, we granted all stock options pursuant to our 2017 Equity Incentive Plan (“2017 Plan”). Following our initial public offering, we have granted and will grant equity incentive awards under the terms of our 2018 Equity Incentive Plan (“2018 Plan”) and Inducement Plan. The terms of the 2017 Plan, the 2018 Plan and the Inducement Plan are described below under “—Equity Benefit Plans.”

All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period subject to continued service and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “— Outstanding Equity Awards at Fiscal Year-End.”

In January 2024, the Compensation Committee granted options to purchase 410,000 shares, 175,000 shares and 175,000 shares of our common stock to Mr. Steel, Dr. Connelly and Ms. Zedelmayer, respectively, each at an exercise price of $0.7343 per share. Each of the options vests as to 25% of the shares on the first anniversary of the grant date with the balance of shares vesting in equal monthly installments over the remaining 36 months, subject to the respective named executive officer’s continued service with us and subject to full acceleration of all of the shares in the event the respective named executive officer is terminated by us without cause or the officer resigns for good reason, in each case within 12 months after a change in control. The quantity of options granted in 2024 was the same as 2023 and took into consideration multiple factors including grant date fair value, percentage ownership of the company, peer grant sizes, and equity incentive plan burn.

Agreements with our Named Executive Officers

We have entered into offer letter agreements with each of our named executive officers which are described below. For a discussion of the severance pay and other benefits available in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see

“—Potential Payments Upon Termination or Change in Control” below. In addition, each of our named executive officers is eligible to participate in the employee benefit plans generally available to our employees.

Bruce D. Steel. In June 2018, we entered into an offer letter with Mr. Steel, which was amended in January 2020 and which governs the terms of his employment with us. The offer letter provides for an initial annual base salary and eligibility for an annual performance-based bonus, based on the attainment of individual and corporate objectives to be determined and approved by us.

Stephen Connelly, Ph.D. In June 2018, we entered into an amended and restated offer letter with Dr. Connelly, which governs the terms of his employment with us. The offer letter provides for an initial annual base salary and eligibility to receive an annual performance-based bonus, based on the attainment of individual and corporate objectives to be determined and approved by us.

Christine Zedelmayer. In January 2018, we entered into an offer letter with Ms. Zedelmayer, which was amended in January 2020 and which governs the terms of her employment with us. The offer letter provides for an initial annual base salary and eligibility to receive an annual performance-based bonus, based on the attainment of individual and corporate objectives to be determined and approved by us.

Potential Payments and Benefits upon Termination or Change in Control

Each of our named executive officer’s employment is at will and may be terminated by us at any time. Regardless of the manner in which the named executive officer’s service terminates, such named executive officer is entitled to receive any and all accrued but unpaid amounts earned during the officer’s term of service, including unpaid salary, as applicable.

In addition, the offer letter agreements with each of Mr. Steel, Dr. Connelly and Ms. Zedelmayer each provide that, if we terminate such named executive officer’s employment without cause, the named executive officer is entitled to receive (i) continuation of then-current base salary for six months and (ii) payment of premiums for group health insurance COBRA continuance coverage for six months or, if earlier, the date on which the named executive officer becomes eligible to receive comparable benefits from another employer.

Additionally, if we terminate the named executive officer’s employment without cause within one month prior to, or within 12 months following, certain change of control and asset sale transactions, the named executive officer is entitled to receive (i) continuation of then-current base salary for 12 months, (ii) an amount equal to the applicable named executive officer’s target annual bonus and (iii) payment of the premiums for group health insurance COBRA continuance coverage for 12 months or, if earlier, the date on which the named executive officer becomes eligible to receive comparable benefits from another employer.

In each case, the severance benefits are conditioned upon the execution and non-revocation of a general release of claims by the applicable named executive officer in a form provided by us.

Our named executive officers are also entitled to full acceleration of all of the shares subject to their then-outstanding options in the event the respective named executive officer is terminated by us without cause or the officer resigns for certain good reasons, in each case within 12 months after a change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of December 31, 2024:

	Option Awards(1)
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)(3)	Option Expiration Date
Bruce D. Steel	2/13/2019	44,352		—	$0.785	2/12/2029
	12/10/2019	100,000		—	$0.785	12/9/2029
	5/19/2020	60,000		—	$0.785	5/18/2030
	5/28/2020	100,110	(4)	—	$0.785	5/27/2030
	1/4/2021	239,895		5,105	$0.785	1/3/2031
	1/19/2022	236,979		88,021	$0.785	1/18/2032
	1/3/2023	196,458		213,542	$0.785	1/2/2033
	1/2/2024	—		410,000	$0.7343	1/1/2034
Stephen Connelly, Ph.D.	2/13/2019	90,000		—	$0.785	2/12/2029
	12/10/2019	52,500		—	$0.785	12/9/2029
	5/19/2020	42,534		—	$0.785	5/18/2030
	1/4/2021	97,916		2,084	$0.785	1/3/2031
	1/19/2022	91,145		33,855	$0.785	1/18/2032
	1/3/2023	83,854		91,146	$0.785	1/2/2033
	1/2/2024	—		175,000	$0.7343	1/1/2034
Christine Zedelmayer	9/13/2018	35,695		—	$0.785	9/12/2028
	2/13/2019	41,666		—	$0.785	2/12/2029
	12/10/2019	75,000		—	$0.785	12/9/2029
	1/4/2021	97,916		2,084	$0.785	1/3/2031
	1/19/2022	91,145		33,855	$0.785	1/18/2032
	1/3/2023	83,854		91,146	$0.785	1/2/2033
	1/2/2024	—		175,000	$0.7343	1/1/2034

(1)
Other than Ms. Zedelmayer’s 2018 option, which was granted under our 2017 Plan, all of the outstanding stock option awards were granted under and subject to the terms of the 2018 Plan, the terms of both of which are described below under “— Equity Benefit Plans.”
(2)
All of the stock option awards were granted with a per share exercise price at least equal to the closing sales price for our common stock on the Nasdaq market as of the grant date. Unless otherwise noted, all options granted provide for the following “standard” vesting schedule: 25% of the shares subject to the option vest on the 12-month anniversary of the grant date and the remaining shares subject to the option vest in equal monthly installments over the next three years subject to the named executive officer’s continued service to us. The options are subject to potential vesting acceleration as described above under “— Equity-Based Incentive Awards” and “— Potential Payments and Benefits Upon Termination or Change in Control.”
(3)
On August 14, 2023, the Board approved a repricing of certain option grants. The option exercise price for options granted prior to August 14, 2023 reflects the new exercise price of $0.785.
(4)
Option was fully vested as of the date of grant.

Option Repricings

There were no repricings or cancellations of any of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2024. We did not engage in modifications to any of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2024.

Perquisites Health, Welfare and Retirement Benefits

Our named executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, we provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “—401(k) Plan.”

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We do, however, pay the premiums for medical, dental, group term life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. Our Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan (“401(k) plan”) for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $23,000 for calendar year 2024. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2024 was up to an additional $7,500 above the statutory limit. We currently do not make matching contributions into the 401(k) plan on behalf of participants. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future, if it determines that doing so is in our best interests.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2024.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by stockholders (2)	9,023,792	$0.87	1,366,331
Equity compensation plans not approved by stockholders (3)	—	$—	1,500,000
Total	9,023,792		2,866,331

(1)
Under the terms of the 2018 Plan, the number of shares of our common stock reserved for issuance under the 2018 Plan will automatically increase on January 1 of each calendar year through January 1, 2028, in an amount equal to 5.0% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by our board of directors. Under the terms of our ESPP, the number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year through January 1, 2028, by the lesser of (1) 1.0% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase, and (2) 343,275 shares; provided that before the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (1) and (2).
(2)
Includes the 2017 Plan, the 2018 Plan and our ESPP, the terms of each of which are described in more detail above under “—Equity Benefit Plans.” 1,026,222 shares under column (c) are attributable to our ESPP.
(3)
Includes the Inducement Plan, the terms of which are described in more detail above under “—Equity Benefit Plans—2024 Inducement Plan.”

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, executive officers including the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they received that was based on the originally reported and restated financial results in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.

Equity Benefit Plans

2018 Equity Incentive Plan

Our Board adopted our 2018 Plan in October 2018 and our stockholders approved our 2018 Plan in October 2018. The 2018 Plan became effective on October 11, 2018 in connection with our initial public offering. The 2018 Plan is a successor to and continuation of our 2017 Plan. No further grants will be made under the 2017 Plan.

Our 2018 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code, to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Our Compensation Committee administers our 2018 Plan and is referred to as the “plan administrator” herein. Our Board or Compensation Committee may also delegate certain limited authority to one or more of our officers.

ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2018 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2018 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Our 2018 Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined in the 2018 Plan), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•
arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;
•
arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;
•
accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•
cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; or
•
make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.

In the event of a change in control, the plan administrator may take any of the above-mentioned actions. Awards granted under the 2018 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Our Board has the authority to amend, suspend, or terminate our 2018 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our Board adopts our 2018 Plan. No stock awards may be granted under our 2018 Plan while it is suspended or after it is terminated.

2017 Equity Incentive Plan

Our Board and our stockholders approved our 2017 Plan in December 2017. No further awards may be granted under the 2017 Plan, and all outstanding awards granted under the 2017 Plan that are repurchased, forfeited, expire or are canceled will become available for grant under the 2018 Plan in accordance with its terms.

Our 2017 Plan provided for the grant of ISOs within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock, restricted stock units and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Our Compensation Committee administers our 2017 Plan and is referred to as the “plan administrator” herein.

If an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of up to three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy.

If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of up to 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of up to 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Our 2017 Plan provides that in the event of a “corporate transaction” (as defined in the 2017 Plan) unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•
arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation;
•
arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring corporation;
•
accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

•
cancel or arrange for the cancellation of the stock award, to the extent not exercised before the effective time of the transaction, in exchange for a payment in such form as may be determined by our Board, equal to the excess, if any, of (A) the per share amount (or value of property per share) payable to holders of common stock in connection with the transaction, over (B) the per share exercise price under the stock award (if any), multiplied by the number of vested shares subject to the stock award;
•
make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise;
•
suspend the exercise of the stock award, prior to the effective time of the transaction, for such period as our Board determines is necessary to facilitate the negotiation and consummation of the transaction; and
•
if a stock award is eligible for “early exercise,” cancel or arrange for the cancellation of any such “early exercise” rights upon the transaction, such that following the transaction, such stock award may only be exercised to the extent vested.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in an applicable award agreement or other written agreement, but in the absence of such provision, no such acceleration will occur.

2024 Inducement Plan

Our Board adopted our Inducement Plan in March 2024. Our Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq Listing Rules.

Our Inducement Plan provides for the grant of NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards. Our Inducement Plan does not provide for the grant of ISOs within the meaning of Section 422 of the Code.

Stock awards granted under our Inducement Plan may only be made to individuals who did not previously serve as our employees or non-employee directors or an affiliate of us (or following such individuals’ bona fide period of non-employment with us or an affiliate of us), as an inducement material to the individuals’ entering into employment with us or an affiliate of us or in a manner otherwise permitted by the Nasdaq Listing Rules.

The terms of our Inducement Plan are otherwise substantially similar to our 2018 Plan (including with respect to the treatment of stock awards upon corporate transactions involving us or certain changes in our capitalization), except stock awards granted under our Inducement Plan may not be repriced without stockholder approval.

The maximum number of shares of our common stock that may be issued under our Inducement Plan is 1,500,000 shares. Shares subject to stock awards granted under our Inducement Plan that expire or terminate without being exercised in full, or that are settled in cash rather than in shares, do not reduce the number of shares available for issuance under our Inducement Plan. Additionally, shares become available for future grant under our Inducement Plan if they were issued under stock awards granted under our Inducement Plan and we repurchase or reacquire them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

2018 Employee Stock Purchase Plan

Our Board adopted, and our stockholders approved, our ESPP in October 2018 and the ESPP became effective on October 11, 2018 in connection with our initial public offering. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees.

Our Compensation Committee administers the ESPP. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP, subject to certain limitations set forth in the ESPP of offering document thereunder. Unless otherwise determined by our Compensation Committee or Board, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

In the event of certain significant corporate transactions (as defined in the ESPP), any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately.

Our Board has the authority to amend or terminate our ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Director Compensation

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2024, to each of our directors that was not also a named executive officer. Our named executive officers who are also members of our Board did not receive additional compensation for their Board service.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Daniel Bradbury(4)	164,000	25,982	189,982
Peter Colabuono(5)	2,397	19,975	22,372
Martha J. Demski	69,500	19,794	89,294
Bala S. Manian, Ph.D.	67,000	19,794	86,794
Charles McDermott	52,000	19,794	71,794
Mark Pruzanski, M.D.	54,500	19,794	74,294
Barbara Troupin, M.D.	47,571	19,794	67,365
Yu (Katherine) Xu, Ph.D. (6)	52,000	19,794	71,794

(1)
Dr. Connelly and Mr. Steel did not earn compensation during 2024 for their services on the Board. Dr. Connelly’s and Mr. Steel’s compensation is fully reflected in the “-- Summary Compensation Table” above.
(2)
In accordance with SEC rules, amounts shown in this column reflect the aggregate grant date fair value of the stock option awards computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are described in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)
As of December 31, 2024, the aggregate number of shares subject to outstanding options to purchase our common stock held by our non-employee directors, as well as Mr. Bradbury, was as follows: 328,708 shares for Mr. Bradbury, 40,000 shares for Mr. Colabuono, 116,770 shares for Ms. Demski, 137,404 shares for Dr. Manian, 136,686 shares for Mr. McDermott, 116,770 shares for Dr. Pruzanski, 80,000 for Ms. Troupin and 80,000 shares for Dr. Xu.
(4)
Mr. Bradbury’s compensation reflects his employment with the Company as Executive Chairman pursuant to which he receives an annual salary of $164,000. On January 2, 2024, the Compensation Committee granted Mr. Bradbury an option to purchase 50,000 shares of our common stock at an exercise price of $0.7343 per share. The option vests as to 25% of the shares on the first anniversary of the grant date with the balance of the shares vesting in approximately equal installments over the remaining 36 months.
(5)
Mr. Colabuono joined our Board in December 2024.
(6)
Dr. Xu served on our Board until December 2024.

Non-Employee Director Compensation Policy

Our Compensation Committee reviews the compensation program for our non-employee directors on an annual basis, with the assistance of its independent compensation consultant, Aon, which prepares a comprehensive assessment of our non-employee director compensation program against competitive market practices using the same compensation peer group used for executive compensation purposes. Following such review, the Compensation Committee approves any updates to the non-employee director compensation program. Mr. Bradbury does not receive compensation pursuant to our non-employee director compensation policy.

Our non-employee director compensation policy was most recently amended in March 2022. As in effect for 2024, our compensation policy provided that each non-employee director would receive the following compensation for service on our Board:

•
an annual cash retainer of $42,000;
•
an additional cash retainer of $20,000 to the chairman of the Board;
•
an additional annual cash retainer of $10,000, $7,500, and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;
•
an additional annual cash retainer of $20,000, $15,000 and $10,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (in lieu of the additional cash retainer for committee membership);
•
an initial option grant to purchase 40,000 shares of our common stock for each non-employee director who first joins our Board, on the date of initial election or appointment to the Board, vesting monthly over a three-year period following the grant date; and
•
an annual option grant to purchase 20,000 shares of our common stock for each non-employee director serving on the Board on the date of our annual stockholder meeting, vesting monthly over the one-year period following the grant date provided that the option will, in any case, be fully vested on the date of the Company’s next annual stockholder meeting.

To the extent that the price of our common stock increases or decreases by 25% or more since the later of the date of (a) March 1, 2022 or (b) the most recent initial option grant made to a director, then the number of shares subject to an initial grant may be increased or decreased to reflect the proportional change in the price of our common stock, as determined by our Compensation Committee prior to such next following initial grant.

Each of the option grants described above will vest and become exercisable subject to the director’s continuous service to us, provided that each option will vest in full upon a change in control (as defined in the 2018 Plan). The term of each option will be 10 years, subject to earlier termination as provided in the 2018 Plan, except that the post-termination exercise period will be for 12 months from the date of termination, if such termination is other than for death, disability or cause. The options will be granted under our 2018 Plan, the terms of which are described in more detail above under “—Equity Benefit Plans—2018 Equity Incentive Plan.”

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board.

Item 402(v) Pay Versus Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer (“NEO”) pay. For additional information about our pay for performance compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive and Director Compensation” beginning on page 48.

Required Tabular Disclosure of Pay Versus Performance

The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our NEOs and the required financial performance measures for the years shown in the table. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive and Director Compensation” section above. For purposes of this discussion, our Chief Executive Officer is also referred to as our principal executive officer or “PEO” and our other NEOs are referred to as our “Non-PEO NEOs”.

Fiscal Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return(4)	Net Income (thousands)(5)
2024	$684,392	$754,068	$512,832	$541,557	$19.85	$(8,067)
2023	$1,348,215	$1,029,248	$806,380	$671,536	$19.18	$(13,335)
2022	$1,678,838	$606,129	$909,863	$442,017	$28.12	$(62,428)

(1)
NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2024	Bruce D. Steel	Stephen Connelly, Ph. D., Christine Zedelmayer
2023	Bruce D. Steel	Stephen Connelly, Ph. D., Christine Zedelmayer
2022	Bruce D. Steel	Stephen Connelly, Ph. D., Christine Zedelmayer

(2)
Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
(3)
CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (“SCT”):

Fiscal Year 2024 Reconciliation of SCT Total to CAP*	PEO ($)	Average Non-PEO NEOs ($)
SCT Total	$684,392	$512,832
(Minus): Grant Date Fair Value of the “Option Awards” Column in the SCT for Applicable Fiscal Year	$213,052	$90,937
Plus: Add: Fair Value at Applicable Fiscal Year End of Awards Granted during Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End	$206,189	$88,008
Plus: Change in Fair Value from the end of the Prior Fiscal Year to the end of the Applicable Fiscal Year of Awards Granted during Prior Fiscal Years that were Outstanding and Unvested as of Applicable Fiscal Year End	$(8,556)	$(3,522)
Plus: Vesting Date Fair Value of Awards Granted during Prior Fiscal Years that Vested During Applicable Fiscal Year	$85,095	$35,176
CAP	$754,068	$541,557

* For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.

The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this Proxy Statement.

Stock Options	Fiscal Year 2024
Expected Term	1.1 – 5.4 years
Strike Price	$0.73 - $0.79
Volatility	76.0% - 82.9%
Dividend Yield	0.0% - 0.0%
Risk-Free Interest Rate	3.4% - 5.2%

(4)
The amounts reflect the cumulative total stockholder return of our common stock at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2021, and reinvestment of dividends, if any.
(5)
The amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable fiscal year.

Required Disclosure of the Relationship Between CAP and Financial Performance Measures

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Relationship between CAP vs. Net Income

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net income:

Relationship between CAP vs. Cumulative TSR of Company

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR:

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, we grant stock options to our employees, including our named executive officers. Historically, we have granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants in the first month of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in the preceding quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of our stockholders, respectively, pursuant to our non-employee director compensation policy, as further described under the heading, “Non-Employee Director Compensation—Non-Employee Director Compensation Policy” above. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee typically considers whether there is any material nonpublic information (“MNPI”) about the Company when approving stock option grant awards and determining the timing of such grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. However, with respect to annual refresh employee stock option grants, because the Compensation Committee has a practice of consistently granting such awards as soon as possible following the start of a new year, the Compensation Committee generally does not take MNPI into account when determining the timing of such awards and it does not seek to time the award of such stock options in relation to the Company’s public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2025 by: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of its common stock.

The following table is based upon information supplied by officers, directors and principal stockholders, Schedules 13G filed with the SEC and other sources. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 35,719,317 shares outstanding on April 1, 2025, adjusted as required by rules promulgated by the SEC. The number of shares of common stock used to calculate the percentage of ownership of each listed beneficial owner includes the shares of common stock underlying options or convertible securities held by such beneficial owner that are exercisable or convertible within 60 days following April 1, 2025. Unless otherwise indicated, the address for the following stockholders is: c/o Equillium, Inc., 2223 Avenida De La Playa, Suite 105, La Jolla, CA 92037.

	Beneficial Ownership
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
Greater than 5% stockholders
Decheng Capital Management III (Cayman) LLC (1)	4,447,308	12.5%
Biocon SA (2)	2,316,134	6.5%
Takeda Pharmaceutical Company Limited (3)	1,824,977	5.1%
Named Executive Officers and Directors
Bruce D. Steel (4)	4,908,122	13.3%
Stephen Connelly, Ph.D. (5)	1,542,616	4.3%
Christine Zedelmayer (6)	652,189	1.8%
Daniel M. Bradbury (7)	3,978,618	11.1%
Martha J. Demski (8)	140,569	*
Bala S. Manian, Ph.D. (9)	161,203	*
Charles McDermott (10)	160,485	*
Mark Pruzanski, M.D. (11)	140,569	*
Barbara Troupin, M.D. (12)	80,000	*
Peter Colabuono (13)	5,555	*
All current executive officers and directors as a group (11 persons) (14)	12,421,141	31.6%

* Less than one percent.

(1)
Information is based solely on an amended Schedule 13G filed with the SEC on November 14, 2024 by Decheng Capital Global Life Sciences Fund IV, L.P, Decheng Capital Management IV (Cayman), LLC, Decheng Capital Global Healthcare Fund (Master), LP, Decheng Global Healthcare GP, LLC & Xiangmin Cui (“Decheng”). The amended Schedule 13G reports that Decheng and its affiliates has sole and shared voting and dispositive power with respect to 4,447,308 shares of common stock. The address of Decheng is 3000 Sand Hill Road, Building 2, Suite 110, Menlo Park, CA 94025.
(2)
The address of Biocon SA is c/o BDO SA, Rue de l’Avenir 2, 2800 Delémont, Switzerland.
(3)
Information is based on a joint Schedule 13G filed with the SEC on January 19, 2024 by Takeda Pharmaceutical Company Limited (“Takeda”) and Takeda Ventures, Inc. (“TVI”). The Schedule 13G reports that TVI holds 1,842,977 shares of common stock and that Takeda shares beneficial ownership of such shares. In addition, in December 2024, Takeda disposed of 18,000 shares. TVI is directly owned by Takeda Pharmaceuticals U.S.A., Inc., which is owned directly by both Takeda (72.7%) and Takeda Pharmaceuticals International AG (27.3%). Takeda Pharmaceuticals International AG is a wholly owned direct subsidiary of Takeda. The address of Takeda is 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo M0 103-8668, Japan and the address of TVI is 9625 Towne Centre Drive, San Diego, CA 92121.
(4)
Consists of (i) 48,495 shares of common stock held by Mr. Steel, (ii) 3,232,500 shares of common stock held by the Steel Family Revocable Trust dated June 5, 2002 (Bruce D Steel as trustee), (iii) 431,000 shares of common stock held by the Sierra Kathleen Steel Trust dated January 1, 2005 (Kevin N. Steel as trustee) and (iv) 1,196,127 shares of common stock that Mr. Steel has the right to acquire from us within 60 days of April 1, 2025, pursuant to the exercise of stock options.

(5)
Consists of (i) 993,000 shares of common stock held by Dr. Connelly and (ii) 549,616 shares of common stock that Dr. Connelly has the right to acquire from us within 60 days of April 1, 2025, pursuant to the exercise of stock options.
(6)
Consists of (i) 135,246 shares of common stock held by Ms. Zedelmayer and (ii) 516,943 shares of common stock that Ms. Zedelmayer has the right to acquire from us within 60 days of April 1, 2025, pursuant to the exercise of stock options.
(7)
Consists of (i) 1,838,688 shares of common stock held by BioBrit LLC, of which Mr. Bradbury is the managing member, (ii) 742,399 shares of common stock held by The Bradbury Family 2009 Irrevocable Trust dated September 1, 2009, (iii) 565,454 shares of common stock held by Annette E. Bradbury & Daniel M. Bradbury Irrevocable Descendant’s Trust (Annette E Bradbury trustee), (iv) 565,454 shares of common stock held by Annette E. Bradbury & Daniel M. Bradbury Irrevocable Descendant’s Trust (Daniel M. Bradbury trustee) and (v) 266,623 shares of common stock that Mr. Bradbury has a right to acquire from us within 60 days of April 1, 2025, pursuant to the exercise of stock options.
(8)
Consists of (i) 23,799 shares of common stock held by the Martha J. Demski Trust dated October 1, 1994 and (ii) 116,770 shares of common stock that Ms. Demski has the right to acquire from us within 60 days of April 1, 2025, pursuant to the exercise of stock options.
(9)
Consists of (i) 23,799 shares of common stock held by Dr. Manian and (ii) 137,404 shares of common stock that Dr. Manian has the right to acquire from us within 60 days of April 1, 2025, pursuant to the exercise of stock options.
(10)
Consists of (i) 23,799 shares of common stock held by the McDermott Family Trust dated November 25, 2002 and (ii) 136,686 shares of common stock that Mr. McDermott has the right to acquire from us within 60 days of April 1, 2025, pursuant to the exercise of stock options.
(11)
Consists of (i) 23,799 shares of common stock held by Dr. Pruzanski and (ii) 116,770 shares of common stock that Dr. Pruzanski has the right to acquire from us within 60 days of April 1, 2025, pursuant to the exercise of stock options.
(12)
Consists of shares of common stock that Dr. Troupin has the right to acquire from us within 60 days of April 1, 2025 pursuant to the exercise of stock options.
(13)
Consists of shares of common stock that Mr. Peter Colabuono has the right to acquire from us within 60 days of April 1, 2025 pursuant to the exercise of stock options.
(14)
Consists of (i) the shares described in Notes (4) through (13) above, (ii) 126,633 shares of common stock held by the Keyes Trust dated September 10, 2004 and beneficially owned by Jason A. Keyes, our Chief Financial Officer, and (iii) 524,582 shares of common stock that Mr. Keyes has the right to acquire from us within 60 days of April 1, 2025, pursuant to the exercise of stock options. Mr. Keyes has tendered his resignation from all positions with us and our subsidiaries, effective as of April 25, 2025, to pursue other interests.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Related-Person Transactions Policy and Procedures

Our Board has adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:

•
the risks, costs and benefits to us;
•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the terms of the transaction;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Certain Related-Person Transactions

The following includes a summary of transactions with related persons since January 1, 2023, to which we have been a party and in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years:

Employment Arrangements

We currently have written offer letters with our executive officers. For information about our offer letters with our named executive officers, refer to “Executive and Director Compensation—Agreements with our Named Executive Officers.”

Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors. For information about our stock option awards to our named executive officers and our directors, refer to “Executive and Director

Compensation—Equity-Based Incentive Awards”, “Executive and Director Compensation—Outstanding Equity Awards at Fiscal Year-End” and “Executive and Director Compensation—Director Compensation.”

Biocon Agreements

On April 7, 2022, we entered into an agreement with Biocon Limited (“Biocon”), an affiliate of Biocon SA (“Biocon SA”), who is a holder of more than 5% of our common stock, to collaborate on and co-fund a Phase 2 clinical study of itolizumab in subjects with ulcerative colitis that was conducted by Biocon in India. Equillium and Biocon agreed to each fund a certain percentage of the total clinical study costs. We expect our share of the total clinical study costs to complete this study will be approximately $1.4 million. During the fiscal years ended December 31, 2024 and 2023, we incurred $0.4 million and $0.5 million, respectively, related to our portion of the total clinical study costs. During the fiscal years ended December 31, 2024 and 2023, we paid Biocon $0.5 million and $0.4 million, respectively, related to this clinical study. As of December 31, 2024, we have amounts payable to Biocon totaling $25,000 and have accrued $0.2 million for unbilled activities related to this clinical study. Since December 31, 2024, we have not been invoiced by Biocon and we have made payments to Biocon totaling approximately $25,000 related to this clinical study.

In March 2024, we entered into a purchase order with Biocon for drug product and related shipping totaling $0.1 million. During the year ended December 31, 2024, this purchase order was cancelled and replaced with four purchase orders for drug product and related shipping totaling $0.2 million. During the year ended December 31, 2024, we incurred $0.2 million related to the purchase of drug product and related shipping and made payments to Biocon totaling approximately $176,000. As of December 31, 2024, approximately $24,000 remains outstanding and payable to Biocon. This amount was paid to Biocon in January 2025. There are no further payments due under these purchase orders. In May 2023, we entered into a purchase order with Biocon for drug product and related shipping totaling $0.2 million. The full amount of that purchase order was completed, expensed and paid in 2023.

In February 2020, we entered into a master services agreement with Syngene International Limited (“Syngene”), a wholly-owned subsidiary of Biocon, for chemistry, manufacturing and controls (“CMC”) services associated with itolizumab development (the “Syngene MSA”). In July 2023, we entered into a work order totaling $5.4 million with Syngene for CMC activities related to small- and large-scale batch manufacturing associated with the development of a pre-filled syringe product presentation for itolizumab. Of the total work order value, $0.7 million was a firm commitment. The remainder of the total work order value was dependent upon the results of the small-scale batch manufacturing and our decision to move forward with the large-scale manufacturing. We stopped the work related to this work order in the third quarter of 2024. In addition, we entered into a work order for stability studies with Syngene in May 2024 totaling $0.1 million. During the fiscal years ended December 31, 2024 and 2023, we incurred $0.6 million and $0.3 million, respectively, related to work orders under the Syngene MSA. During the fiscal years ended December 31, 2024 and 2023, we paid Syngene $0.7 million and $0.3 million, respectively, related to these work orders. As of December 31, 2024, we had no amounts payable to Syngene. There are no further payments due under these work orders.

During the year ended December 31, 2024, we entered into six purchase orders with Biocon related to several CMC projects in preparation for a potential biologics license application filing related to itolizumab totaling approximately $6.3 million, of which $3.6 million has been expensed inception-to-date. As of October 30, 2024, we paused the majority of work related to these CMC projects. During the fiscal years ended December 31, 2024 and 2023, we incurred $3.1 million and $0.6 million, respectively, related to these CMC projects. As of December 31, 2024, we had amounts payable to Biocon totaling $0.6 million and had accrued approximately $43,000 for unbilled activities related to these purchase orders. During the fiscal year ended December 31, 2024, we were invoiced approximately $3.6 million by Biocon and made payments totaling approximately $3.0 million to Biocon related to these projects. Since December 31, 2024, we were invoiced approximately $59,000 and made payments to Biocon totaling $0.6 million related to these projects. During the fiscal year ended December 31, 2023, we were not invoiced by and did not make any payments to Biocon related to these projects.

Ariagen Acquisition

On October 4, 2024, we entered into a stock purchase agreement with Ariagen, its stockholders and the securityholder representative, pursuant to which we acquired all of the issued and outstanding capital stock of Ariagen.

Affiliates of Decheng Capital Management III (Cayman) LLC, a beneficial owner of more than 5% of our common stock, beneficially owned more than 92% of the capital stock of Ariagen. Pursuant to the stock purchase agreement, at the closing of the transaction, we assumed liabilities in the amount of $0.5 million, and we may become obligated to potentially pay up to a maximum of $55.0 million in regulatory approval milestones (of which up to approximately $50.6 million would go to affiliates of Decheng), which, at our election, can be paid in cash or shares of our common stock, which will be valued based on a pre-determined formula. We have no affirmative diligence obligations with respect to the further development of the Ariagen assets. We have not made, and we are not currently obligated to make, any payments to Decheng. Yu (Katherine) Xu, Ph.D., a former member of our board of directors, is a partner at Decheng Capital, and Peter Colabuono, a current member of our board of directors, is a managing director at Decheng Capital.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2026 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2026 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2026 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary the Company no later than December 11, 2025 in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2026 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2025 Annual Meeting of Stockholders, unless the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2025 Annual Meeting of Stockholders. For the Company’s 2026 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than January 21, 2026 and no later than February 20, 2026. If the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2025 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by the Company.

In addition to satisfying the deadlines in the “advance notice” provisions of our amended and restated bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these “advance notice” provisions, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company’s nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.

Notices of any proposals or nominations for the Company’s 2026 Annual Meeting of Stockholders should be sent to the Secretary of the Company at 2223 Avenida de la Playa, Suite 105, La Jolla, California, 92037.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Equillium stockholders will be “householding” the Company’s proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker or Equillium. Direct your written request to Equillium, Inc., Attn: Secretary, 2223 Avenida de la Playa, Suite 105, La Jolla, California, 92037, or call us at (858) 240-1200. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ADDITIONAL FILINGS

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website at www.equilliumbio.com and click on “SEC Filings” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting Equillium, Inc. by mail at Attn: Secretary, 2223 Avenida de la Playa, Suite 105, La Jolla, California, 92037, by telephone at (858) 240-1200, or by email at ir@equilliumbio.com.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By	Order of the Board of Directors,

Bruce D. Steel
President and Chief Executive Officer
April 10, 2025

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: Secretary, Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, California, 92037.

APPENDIX A

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EQUILLIUM, INC.

equillium, inc., a corporation organized and existing under the laws of the State of Delaware, herby certifies as follows:

first: The name of this corporation is Equillium, Inc. (the “Company”).

second: The date on which the Company’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware is March 16, 2017. The Company was originally incorporated under the name Attenuate Biopharmaceuticals, Inc.

third: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation, as heretofore amended (the “Certificate of Incorporation”), as follows: 1

Effective as of the effective time of 5:00 p.m., Eastern time, on the business day following the filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware (the “Effective Time”), each, [two (2), three (3), four (4), five (5), six (6), seven (7), eight (8), nine (9), ten (10), eleven (11), twelve (12), thirteen (13), fourteen (14), fifteen (15), sixteen (16), seventeen (17), eighteen (18), nineteen (19), twenty (20)] shares of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Capital Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

1 These amendments approve the combination of any whole number of shares of Equillium’s common stock between and including two (2) and twenty (20) into one (1) share of Equillium’s common stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by Equillium’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by Equillium’ s Board of Directors to be in the best interests of Equillium and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. Equillium’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

fourth: The foregoing amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall be effective as of 5:00 p.m., Eastern time, on the business day following the filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware.

in witness whereof, equillium, inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this day of   , 2025.

equillium, inc.

By:
Bruce D. Steel
Chief Executive Officer

APPENDIX B

Equillium, Inc.

2018 Equity Incentive Plan

Adopted by the Board of Directors: October 1, 2018

Approved by the Stockholders: October 1, 2018

IPO Date: October 11, 2018

Amended by the Board of Directors: March 26, 2025

Approved by the Stockholders: [May 21], 2025

1. General.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Equillium, Inc. 2017 Equity Incentive Plan (the “Prior Plan”). From and after 12:01 a.m. Pacific Time on the IPO Date, no additional stock awards will be granted under the Prior Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the IPO Date will be granted under this Plan. All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.

(i) Any shares that would otherwise remain available for future grants under the Prior Plan as of 12:01 a.m. Pacific Time on the IPO Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the Prior Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and will be immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.

(ii) In addition, from and after 12:01 a.m. Pacific Time on the IPO Date, any shares subject, at such time, to outstanding stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, up to the maximum number set forth in Section 3(a) below.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. Administration.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. Shares Subject to the Plan.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 13,722,626 shares (the “Share Reserve”), which number is the sum of (i) 1,781,000 shares that were approved at the Company’s 2025 Annual Meeting of Stockholders, plus (ii) 1,040,000 shares that were initially reserved under the Plan, plus (iii) the number of shares subject to the Prior Plan’s Available Reserve, plus (iv) 9,711,853 shares that were added pursuant to the annual automatic share increase on January 1st of the years 2019 through 2025, plus (v) the number of shares that are Returning Shares, as such shares become available from time to time. In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the IPO Date occurs and ending on (and including) January 1, 2028, in an amount equal to 5% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased or reacquired by the Company for any reason, including because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock

Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 27,445,252 shares of Common Stock.

(d) Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during a single calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $350,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $550,000.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. Eligibility.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5. Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of

Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date that is three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement, which period will not be less than thirty (30) days if necessary to comply with applicable laws unless such termination is for Cause) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement, which period will not be less than six (6) months if necessary to comply with applicable laws) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement, which period will not be less than six (6) months if necessary to comply with applicable laws) and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. Provisions of Stock Awards Other than Options and SARs.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past or future services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. The Board or Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. Covenants of the Company.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment or time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(l) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

9. Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iv) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(d), and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c) Transaction. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be $0 if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will automatically occur.

10. Plan Term; Earlier Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the

“Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11. Existence of the Plan; Timing of First Grant or Exercise.

The Plan will come into existence on the Adoption Date; provided, however, that no Stock Award may be granted prior to the IPO Date. In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12. Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease,

license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities;

(iv) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

(v) individuals who, on the IPO Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means, as of the IPO Date, the common stock of the Company, having one vote per share.

(l) “Company” means Equillium, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the IPO Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(hh) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) market penetration or expansion; (vi) earnings from operations; (vii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (viii) net income or net income per common share (basic or diluted); (ix) return on equity, investment, capital or assets; (x) one or more operating ratios; (xi) borrowing levels, leverage ratios or credit rating; (xii) market share; (xiii) capital expenditures; (xiv) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (xv) stock price, dividends or total stockholder return; (xvi) development of new technologies or products; (xvii) sales of particular products or services; (xviii) economic value created or added; (xix) operating margin or profit margin; (xx) customer acquisition or retention; (xxi) raising or refinancing of capital; (xxii) successful hiring of key individuals; (xxiii) resolution of significant litigation; (xxiv) acquisitions and divestitures (in whole or in part); (xxv) joint ventures and strategic alliances; (xxvi) spin-offs, split-ups and the like; (xxvii) reorganizations; (xxviii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (xxix) or strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings, approvals or milestones, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (xxx) other measures of performance selected by the Board.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Board.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this Equillium, Inc. 2018 Equity Incentive Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock, which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(bbb) “Transaction” means a Corporate Transaction or a Change in Control.

equillium C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Equillium, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 1, 2025 Wednesday, May 21, 2025 1:00 PM, Pacific Time Annual Meeting to be held virtually via the internet - please visit www.proxydocs.com/EQ for more details Internet www.proxypush.com/EQ • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-855-680-7102 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/EQ. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 1:00 PM, Pacific Time, May 21, 2025. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Bruce D. Steel and Daniel M. Bradbury (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Equillium, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

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Equillium, Inc. Annual Meeting of Stockholders

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Equillium, Inc. Annual Meeting of Stockholders equillium Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR all the nominees for director listed below and FOR Proposals 2, 3 and 4 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect the Board's three nominees for Class I director named as nominees to hold office until the 2028 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal. 1.01 Stephen Connelly, Ph.D. 1.02 Bala S. Manian, Ph.D 1.03 Barbara Troupin, M.D. 2. To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-20, inclusive, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion. 3. To ratify the appointment by the Audit Committee of the Board of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. 4. To approve an amendment to our 2018 Equity Incentive Plan. NOTE: To conduct any other business properly brought before the Annual Meeting or any FOR WITHHOLD continuation, postponement or adjournment thereof. FOR AGAINST ABSTAIN FOR FOR FOR FOR FOR FOR